As filed with the Securities and Exchange Commission on March 31, 2006
                                                      Registration No. _________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                           ZEOLITE EXPLORATION COMPANY
                 (Name of small business issuer in its charter)

             Nevada                        2899                      N/A
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               Youth Pioneer Park
                Taian Economic and Technological Development Zone
                      Tai'an City, Shandong Province 271000
                           People's Republic of China
                                (86-538) 856-0618
          (Address and telephone number of principal executive offices and principal place of business)
                     --------------------------------------
                                  Xiangzhi Chen
                             Chief Executive Officer
                Taian Economic and Technological Development Zone
                      Tai'an City, Shandong Province 271000
                           People's Republic of China
                                (86-538) 856 0618
            (Name, address and telephone number of agent for service)
                           ---------------------------
                                   Copies to:
                             Daniel K. Donahue, Esq.
                           Preston Gates & Ellis, LLP
                           1900 Main Street, Suite 600
                                Irvine, CA 92614
                                 (949) 253-0900
                           ---------------------------
                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             -----------------------
                         CALCULATION OF REGISTRATION FEE
============================= =================== =========================== ============================ =====================
   Title of each class of         Amount to be     Proposed maximum offering   Proposed maximum aggregate        Amount of
securities to be registered      registered(1)       price per share(2)            offering price(2)       registration fee(2)
----------------------------- ------------------- --------------------------- ---------------------------- ---------------------
Common Stock, $.00001          8,312,603 shhares            $2.57                     $21,363,390                 $2,286
par value per share
============================= =================== =========================== ============================ =====================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2) Estimated solely for the purpose of calculating the amount of the registration fee based upon the purchase price paid by the selling stockholders identified in this Registration Statement for securities of the Registrant's wholly-owned subsidiary which were exchanged for the securities of the Registrant registered hereby on March 31, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH __, 2006


PROSPECTUS

                                8,312,603 Shares

                           ZEOLITE EXPLORATION COMPANY

                                  Common Stock


     This prospectus relates to shares of common stock of Zeolite Exploration Company that may be offered for sale for the account of the selling stockholders identified in this prospectus. The selling stockholders may offer and sell from time to time up to 8,312,603 shares of our common stock.

     The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over the counter stock market or in private, negotiated transactions. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

     Our common stock is listed on the OTC Bulletin Board under the symbol "ZXPL.OB."

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

                             -----------------------

     The shares of common stock offered under this prospectus involve a high degree of risk. See "Risk Factors" beginning at page 2.

                             -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            -----------------------




                      The date of this prospectus is , 2006

                                TABLE OF CONTENTS


Summary...............................1   Management..........................31

Risk Factors..........................2   Principal Stockholders..............36

Cautionary Statement Concerning
  Forward-Looking Information.........8   Description of Securities...........37

Selling Stockholders..................9   Legal Matters.......................38

Plan of Distribution.................11   Changes in Accountants..............38

Market for Common Equity and
  Related Stockholder Matters........13   Experts.............................38

Management's Discussion and Analysis
  or Plan of Operations..............14   Available Information...............39

Business.............................21   Index to Financial Statements.......40









     We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

     In this prospectus, "Zeolite," the "company," "we," "us," and "our" refer to Zeolite Exploration Company, a Nevada corporation and its subsidiaries.

                                     SUMMARY

     You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus.

     All share information contained in this prospectus gives effect to a one for two reverse split of our common stock effected in February 2006.

     Except as expressly stated otherwise, all financial information contained in this prospectus represent the results of operations and financial condition of our recently acquired subsidiary Faith Bloom Limited. All of the sales and expenses of Faith Bloom are denominated in Renminbi ("RMB"), the national currency of the People's Republic of China. For the convenience of the reader, the financial information of Faith Bloom Limited contained in this prospectus has been converted into United States dollars at the approximate exchange rates prevailing as of the stated date and during the stated periods, as the case may be.

                                   Our Company

     We are engaged in the business of owning and operating a nano precipitated calcium carbonate ("NPCC") manufacturing company and a chemical manufacturing company in the People's Republic of China. We are one of the largest suppliers of NPCC and other chemical products in the Shandong province and the northern parts of China. We are the market leader in marketing NPCC products to the tire industry. Our chemical division is a major manufacturer and supplier of ammonia bicarbonate, liquid ammonia, methanol, melamine and other agrochemical products in Shandong Province, China.

     Our offices are located at Youth Pioneer Park, Tai'an Economic and Technological Development Zone, Tai'an City, Shandong Province 271000, People's Republic of China. Our telephone number is 86-538-856-0609.

                                  The Offering

     This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                          Summary Financial Information

     The following summary financial data are derived from our consolidated financial statements of our recently acquired subsidiary, Faith Bloom Limited. This information is only a summary and does not provide all of the information contained in the financial statements of Faith Bloom and related notes. You should read the "Management's Discussion and Analysis or Plan of Operation" beginning on page 13 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

Statements of Operations Data:
                                                           Nine Months Ended
                            Year ended December 31,          September 30,
                           -------------------------   -------------------------
                               2003          2004         2004           2005
                           -----------   -----------   -----------   -----------
                                                       (unaudited)   (unaudited)

Revenues................   $30,380,446    50,623,468    36,846,272    43,773,461
Net income..............     2,490,214     7,412,338     5,423,358    11,899,421

Balance Sheet Data:
                                                              September 30, 2005
                                                              ------------------
                                                                    (unaudited)

Working capital.....................................                   8,636,040
Total assets........................................                  25,695,779
Total liabilities...................................                   8,377,797
Shareholders' equity................................                  17,317,982

                                  RISK FACTORS

     You should carefully consider the following risk factors before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related To Our Business

     Our NPCC products have limited application. We may not be able to increase the market for our NPCC products. Presently, our existing NPCC products are used as additives for tires, polyvinyl chloride ("PVC") building materials and water based paints only. Our products, therefore, depend heavily on a limited number of industries. Our growth potential may be limited if we cannot expand the market for our NPCC products. Although we have increased our research and development to expand the range of application of our NPCC products, there is no assurance that we will succeed in our effort.

     Our revenues from chemical products depend heavily on government policies. If the government changes its policies, our revenues and profit from our chemical products could decrease significantly. To boost the income of millions of Chinese farmers and enhance China's national security, the Chinese government has instituted policies that encourage farmers in China to increase their production of grains by limiting the price of ammonium fertilizers while at the same time providing the fertilizer industry some relief, including capping the price of raw materials, providing for preferential pricing for electricity and exempting value added tax. Due to the policies, our chemical business is able to realize a profitable margin. However, the Chinese government changes its policies from time to time. If the Chinese government changes the policies currently in place that compensate our loss due to the price control, our revenues and profit from our chemical business could suffer.

     Our chemical manufacturing business is highly risky and hazardous. We may face environmental and safety problems. Our chemical manufacturing process produces exhaust gas and waste water which may pollute the environment. If an accident occurs in our chemical plant, toxic gas and other pollutants could leak and cause serious pollution problems. Moreover, most of our chemical products are flammable, explosive, and dangerous and pose a threat to the health and safety of our employees and residents around our facility, and if any accident occurs during manufacturing or in transportation, there could be dire consequences.

     The cost of our raw materials fluctuates significantly, which may adversely impact our profit margin and financial position. Both our NPCC and chemical businesses use coal as raw material. In the last two years, coal prices have fluctuated substantially. Although the price for coal dropped last year, it may go up again in the future due to the rapid development of the Chinese economy and the resulting huge demand for energy. If the price for coal increases again, our profit margin could decrease considerably.

     Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our NPCC products and possibly hurting our operating results. Our business plan is to significantly grow our operations to meet anticipated growth in demand for existing NPCC products. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

     o    the continued acceptance of our NPCC products by the tire industry;
     o our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;
     o the costs associated with such growth, which are difficult to quantify, but could be significant;
     o    rapid technological change;
     o    the highly competitive nature of the fine calcium carbonate industry.

     If we are successful in obtaining rapid market growth of our NPCC products, we will be required to deliver large volumes of quality products to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchases of raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we produce products. Such demands would require more capital and working capital than we currently have available.

     Our business depends on our ability to protect our intellectual property effectively. If any of our patents is not protected or any of our trade secrets is divulged, we may lose our competitive edge. The success of our business depends in substantial measure on the legal protection of the patents which we are licensed to use or we may co-own as a result of our joint development program with Tsinghua University in China and other proprietary rights in technology we hold. We hold licensed patents in China and have patent applications pending in China regarding technologies important to our business. Monitoring infringement of intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property in China where the laws may have difficulties to be enforced to protect our proprietary rights as fully as the laws of the United States. The validity and breadth of claims in patents and trade secrets involve complex legal and factual questions and, therefore, the extent of their enforceability and protection is highly uncertain. Issued patents or patents based on pending patent applications or any future patent applications or trade secrets may not exclude competitors or may not provide a competitive advantage to us. In addition, patents that are licensed to us or that may be issued to us may not be held valid if subsequently challenged and others may claim rights in or ownership of such patents. Furthermore, we cannot assure you that our competitors have not developed, or will not develop similar products, and will not duplicate our products, or will not design around any patents issued to or licensed by us.

     We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to products and manufacturing processes. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. If these contractual measures fail to protect our proprietary rights, any advantage those proprietary rights provide to us would be negated. Our NPCC products are differently formulated for different applications. The formulas are maintained as trade secrets and are revealed only to a small number of technical and management personnel. The trade secrets provide us a competitive edge in the tire industry and no other NPCC manufacturers have successfully entered the tire industry. If any of the trade secrets are divulged, we could lose our competitive edge in the tire industry and others.

     We receive a significant portion of our revenues from a small number of customers. Our business will be harmed if our customers reduce their orders from us. Our NPCC products are sold to only a small number of major customers mainly located in Shandong Province and northern China with large orders per year. Our major chemical product liquid ammonia is sold only to a small number of major customers with large orders located within a short distance of our facilities due to the fact that shipping any product long-distance will make it non-competitive in price. Although no customer individually accounted for more than 10% of our revenues for the fiscal year ended December 31, 2005 in our aggregate business, our five largest customers in several market segments such as tires and PVC accounted for approximately 51.67% and 66.23 % of our revenues from these segments in fiscal 2005 and 2004, respectively. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer ceases purchasing. If we lose any customers and are unable to replace them with other customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

     Some of our chemical products experience a glut of supply. Our chemical business may suffer if the oversupply lasts for an extended period. Due to an overcapacity of production facilities and increase in foreign imports, the price for coal based chemicals, especially methanol and melamine, has decreased significantly in the last two years. Due to the low cost of our production process, this price decrease has not had a significant impact on our results. However if the oversupply lasts for an extended period, our chemical business may suffer.

     Our NPCC business depends significantly on the tire industry. If the composition of tires changes and we fail to develop formulas that are applicable for the new composition, our NPCC business could be harmed. Currently, our NPCC business derives a significant amount of revenues from sales to tire manufacturers. Due to our modification technology, our modified NPCC products can be used in tire production to obtain desired properties since the current tire composition allows for calcium carbonate as additives. If the composition of tires changes in the future, our modification technology may not be able to cope with the change. As a result, our NPCC business could suffer.

     We extend relatively long payment terms for accounts receivable. If any of our customers fail to pay us, our revenues may be affected as a result. As is customary in China, we extend relatively long payment terms to our customers ranging from 45 to 90 days. As a result of the size of many of our orders, these extended terms adversely affect our cash flow and our ability to fund our operations from our operating cash flow. In addition, although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us timely would negatively affect our working capital, which could in turn adversely affect our cash flow.

     Our customers often place large orders for products, requiring fast delivery, which impacts our working capital. If our customers do not incorporate our products into their products and sell them in a timely fashion, for example, due to excess inventories, sales slowdowns or other issues, they may not pay us in a timely fashion, even on our extended terms. This failure to pay timely may defer or delay further product orders from us, which may adversely affect our cash flows, sales or income in subsequent periods.

     We have difficulties attracting highly-trained personnel. Our business may be harmed as a result. Our business is located in a small city where there are few institutions of higher learning. Our business, however, requires well-trained technical and engineering personnel. Experienced personnel typically tend to be concentrated in major metropolitan areas and unwilling to relocate to a small city. If we are not able to recruit the necessary experienced personnel , we could have a shortage of skilled workers and may not be able to cope with the rapid expansion of our business.

Risks Related To Our Industry

     China's commitments to the World Trade Organization may intensify competition. In connection with its accession to the World Trade Organization, China made many commitments including opening its markets to foreign products, allowing foreign companies to conduct distribution business and reduction of customs duties. As a result, foreign manufacturers may ship their NPCC products or establish manufacturing facilities in China. Competition from foreign companies may reduce profit margins and hence our business results would suffer.

     Our failure to comply with ongoing governmental regulations could hurt our operations and reduce our market share. In China, the chemical industry is undergoing increasing regulations as environmental awareness increases in China. The trend is that the Chinese government toughens its regulations and penalties for violations of environmental regulations. New regulatory actions are constantly changing our industry. Although we believe we have complied with applicable government regulations, there is no assurance that we will be able to do so in the future.

     If we cannot compete successfully for market share against other NPCC product companies, we may not achieve sufficient product revenues, and our business could suffer. The market for our products is characterized by intense competition and rapid technological advances. Our products compete with a multitude of products developed, manufactured and marketed by others and we expect competition from new market entrants in the future. Existing or future competing products may provide better quality, greater utility, lower cost or other benefits from their intended uses than our products, or may offer comparable performance at lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues, and our business would suffer.

Risks Related To Doing Business In China

     Changes in China's political or economic situation could harm us and our operational results. Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some changes that could have this effect are:

     o    Level of government involvement in the economy;
     o    Control of foreign exchange;

     o    Methods of allocating resources;
     o    Balance of payments position;
     o    International trade restrictions; and
     o    International conflict.

     The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight control of the Chinese government. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

     Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited. The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involves uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China, and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

     The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. China only recently has permitted provincial and local economic autonomy and private economic activities. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we hold in Chinese properties.

     Future inflation in China may inhibit our activity to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

     Restrictions on currency exchange may limit our ability to receive and use our revenues effectively. The majority of our revenues will be settled in Renminbi and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

     The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi. The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. If we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Risks Related To The Market For Our Stock

     The trading prices of many companies that have business operations only in China have been volatile, which may result in large fluctuations in the price of our common stock and losses for investors. The stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many companies that have business operations exclusively in China. These fluctuations have often been unrelated or disproportionate to the operating performance of many of these companies. Any negative change in the public's perception of these companies could decrease our stock price regardless of our operating results. The market price of our common stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

     o    actual or anticipated variations in our quarterly operating results;
     o announcements of technological innovations or new products or services by us or our competitors;
     o    announcements relating to strategic relationships or acquisitions;
     o    additions  or   terminations  of  coverage  of  our  common  stock  by
          securities analysts;
     o    statements by securities analysts regarding us or our industry;
     o    conditions or trends in the our industry; and
     o changes in the economic performance and/or market valuations of other NPCC and chemical companies.

The prices at which our common stock trades will affect our ability to raise capital, which may have an adverse affect on our ability to fund our operations.

     The offering of up to 8,312,603 shares of our common stock by selling stockholders could decrease our common stock price. Certain of our stockholders are offering pursuant to this prospectus up to 8,312,603 shares of our common stock in a secondary offering. Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock and make it more difficult for us to sell equity securities at times and prices that we determine to be appropriate.

     Our common stock may be considered to be a "penny stock" and, as such, the market for our common stock may be further limited by certain SEC rules applicable to penny stocks. To the extent the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our common shares will be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors

(generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, disclosure of the compensation to the brokerage firm, and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely the affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 2. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.


                              SELLING STOCKHOLDERS

     This prospectus relates to the offering and sale, from time to time, of up to 8,312,603 shares of our common stock held by the stockholders named in the table below. All of the selling stockholders named below acquired their shares of our common stock directly from us in a private transaction.

     Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated March 31, 2006 among us, Faith Bloom Limited, a British Virgin Islands company, and the shareholders of Faith Bloom, we acquired all of the issued and outstanding shares of Faith Bloom's capital stock in exchange for a total of 50,957,603 shares of our common stock. We issued 4.512 shares of our common stock for every one share of Faith Bloom capital stock. As a result of this share exchange, the shareholders of Faith Bloom acquired approximately 94.2% of our issued and outstanding shares and Faith Bloom become our wholly-owned subsidiary. Immediately prior to the share exchange, Faith Bloom sold 1,293,795 shares of its capital stock for an aggregate price of $15 million in a private placement offering. Faith Bloom's financing was conditioned upon the concurrent consummation of the share exchange with us and our agreement to register the resale, pursuant to the registration statement of which this prospectus is a part, of the 5,873,603 shares of our common stock that we issued to the investor's in Faith Bloom's private placement. These securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 thereunder.

     The following table sets forth certain  information known to us as of March
31, 2006 and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of our common stock by the selling stockholders. The share amounts under the column, "Number of shares being offered" consist of the shares of our common stock issued by us in the share exchange described above.

     The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

                                                Shares beneficially         Number of
                                                    owned before          shares being     Shares beneficially
                                                    the offering            offered        owned after offering
                                             -------------------------   ------------    -----------------------
Name of beneficial owner                       Number       Percentage                    Number      Percentage
------------------------                     ---------      ----------                   ---------    ----------
Halter Financial Investments, L.P.(1)        1,419,668        2.62%        1,419,668         0
Zhihao Zhang                                   712,500        1.32%         712,500          0           0%
Shangzhen Gang                                 475,000         *            475,000          0           0%
Hongbo Wang                                     51,500         *             51,500          0           0%
Shufen Li                                       48,500         *             48,500          0           0%
William P. Wells                                 1,979         *              1,979          0           0%
Stephen L. Parr                                  1,979         *              1,979          0           0%
Travis L. Parr                                   1,979         *              1,979          0           0%
David Parr                                       1,979         *              1,979          0           0%
Mathew M. Wirgau                                 1,979         *              1,979          0           0%
James W. McDowell, Jr.                           1,980         *              1,980          0           0%
Pieter Bottelier                                11,875         *             11,875          0           0%
James Sasser                                    11,875         *             11,875          0           0%
Liu Hong Rui                                    11,875         *             11,875          0           0%
Gary C. Evans                                  206,460         *            206,460          0           0%
Daniel O. Conwill III                           97,293         *             97,293          0           0%
JLF Partners I, L.P. (2)                       850,512        1.57%         850,512          0           0%
JLF Partners II, L.P. (2)                       77,607        0.14%          77,607          0           0%
JLF Offshore Fund, Ltd. (2)                  1,383,574        2.56%       1,383,574          0           0%
Iroquois Master Fund Ltd. (3)                  194,590         *            194,590          0           0%
Pinnacle China Fund, L.P. (4)                  389,300         *            389,300          0           0%
Sean C. Cooper & Krista Petro JT TEN            23,359         *             23,359          0           0%
Sterling Capital Management, LLC (5)           116,753         *            116,753          0           0%
Westend Partners (6)                            58,395         *             58,395          0           0%
Harold E. Gear                                  12,982         *             12,982          0           0%
John H. Trescot, Jr.                            12,977         *             12,977          0           0%
W. W. Gay                                       12,977         *             12,977          0           0%
Carolyn Prahl                                   38,916         *             38,916          0           0%
Ryan Osborne                                    38,916         *             38,916          0           0%
Richard D. Squires                             330,906         *            330,906          0           0%
Squires Family LP (7)                          155,723         *            155,723          0           0%
Alexandra Global Master Fund Ltd. (8)        1,556,695        2.88%       1,556,695          0           0%

(1) Timothy Halter, our former CEO and director, is the sole member of TPH GP, LLC which is the sole general partner of TPH GP, L.P. which is a limited partner of Halter Financial Investments, L.P. Mr. Halter is also the chairman of Halter Financial Investment GP, LLC which is the general partner of Halter Financial Investments, L.P.

(2) Jeffrey Feinberg has sole voting and investment control over the securities held by JLF Partners II, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd.

(3) Joshua Silverman has voting and investment control over the securities held by Iroquois Master Fund Ltd.

(4) Barry M. Kitt has sole voting and investment control over the securities held by Pinnacle China Fund, L.P.

(5) Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen have shared voting and investment power with respect to the securities held by Sterling Capital Management LLC.

(6) Westend Capital Management, LLC is the registered investment advisor for Westend Partners LLC. The members of Westend Capital Management, LLC are Sean Cooper, George Bolton and Charles Bolton who hold voting and dispositive power for the shares held by Westend Partners LLC.

(7) Richard D. Squires is the general partner of Squires Family LP and holds hold voting and dispositive power for the shares held by Squires Family LP.

(8) Alexandra Investment Management, LLC, a Delaware limited liability company, serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company. By reason of such relationship, Alexandra Investment Management, LLC may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Alexandra Investment Management, LLC disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov and Dimitri Sogoloff are managing members of Alexandra Investment Management, LLC. By reason of such relationships, Mr. Filimonov and Mr. Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Mr. Filimonov and Mr. Sogoloff disclaim beneficial ownership of such shares of common stock.


     Except as otherwise indicated above or in the footnotes to the table, the selling stockholders have not held any position or office or had any material relationship with our company or any of its subsidiaries within the past three years the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer, or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is listed for trading on the OTC Bulletin Board under the symbol "ZXPL.OB." There has been no public trading activity in our shares during the past two fiscal years and subsequent interim period.

     As of March 31, 2006, there were 52 record holders of our common stock.

     We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

Equity Compensation Plan Information

     We currently do not have any equity compensation plans.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

     We did not conduct any operations during periods up through September 30, 2005. However, we have included elsewhere in this prospectus the historical consolidated financial statements of Faith Bloom Limited, our recently acquired subsidiary engaged in the manufacture and sale of nano precipitated calcium carbonate ("NPCC") products and coal based chemicals operations, including a balance sheet as of September 30, 2005 and statements of income for the twelve months ended December 31, 2004 and 2003 and for the nine months ended September 30, 2005 and 2004.

     The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Faith Bloom Limited. The following discussion and analysis should be read in conjunction with the audited consolidated financial statements of Faith Bloom, Limited as of and for the years ended December 31, 2004 and 2003 and the unaudited consolidated financial statements of Faith Bloom, Limited as of and for the nine months ended September 30, 2005 and 2004 and related notes included in this prospectus.

Overview

     We are engaged in the business of manufacturing, marketing and selling a variety of nano precipitated calcium carbonate ("NPCC") products and coal based chemicals for use in various applications. We convert limestone into NPCC by a proprietary method. The unique chemical and physical attributes make NPCC a valuable ingredient in tires, paints, polyvinyl chloride ("PVC") building materials and other products. We are also engaged in the manufacture and sale of coal based chemical products namely ammonium bicarbonate, liquid ammonia, melamine and methanol. We market and sell the coal based products mainly as chemical fertilizers and raw materials for the production of organic and inorganic chemical products, including formaldehyde and pesticides.

Reorganization

     We were organized as a Nevada corporation on May 11, 2001 under the name Zeolite Exploration Company for the purpose of acquiring, exploring and developing mineral properties. We conducted no material operations from the date of our organization until March 2006. On March 31, 2006, we were the subject of a reverse acquisition by Faith Bloom Limited, a British Virgin Islands corporation, pursuant to which we acquired all of the outstanding capital shares of Faith Bloom in exchange for a controlling interest in our common shares.

     Faith Bloom was organized on November 15, 2005 for the purpose of acquiring from Eastern Nanomaterials Pte. Ltd., a Singapore corporation, all of the capital shares of Shandong Haize Nanomaterials Co., Ltd and Shandong Bangsheng Chemical Co., Ltd., both of which are Chinese corporations engaged in the manufacture, marketing and sales of a variety of NPCC products and coal based chemicals for use in various applications. On December 31, 2005, Faith Bloom acquired all of the capital shares of Shandong Haize Nanomaterials Co., Ltd and Shandong Bangsheng Chemical Co., Ltd.

     As a result of the transactions described above, Shandong Haize Nanomaterials Co., Ltd and Shandong Bangsheng Chemical Co., Ltd. are wholly-owned subsidiaries of Faith Bloom, and Faith Bloom is a wholly-owned subsidiary of Zeolite. Our corporate structure is depicted in the following chart:

                          ---------------------------
                           Zeolite Exploration Company
                           ---------------------------
                                        | 100%
                           ---------------------------
                               Faith Bloom Limited
                           ---------------------------
                     100%     |                    |     100%
                ---------------                    ---------------
                |                                                |
--------------------------------                 -------------------------------
Shandong Haize Nanomaterials Co.                 Shandong Bangsheng Chemical Co.


Results of Operations

     We currently derive revenues from two sources:

     o Sales of NPCC, which accounted for approximately 26.4%, 25.6% and 25% of our total revenues in 2003, 2004 and for the nine months ended September 30, 2005, respectively.

     o Sales of coal-based chemicals which accounted for approximately 73.6%, 74.4% and 75% of our total revenues in 2003, 2004 and for the nine months ended September 30, 2005, respectively.

     For the nine months ended September 30, 2004 and for the nine months ended September 30, 2005, our largest NPCC customer accounted for approximately 9.11% and 8.19% of our total segment revenues, respectively. After customers incorporated our NPCC products in their production lines, they tended to place orders regularly, which delivered repeated-sales of our NPCC products. The changes of largest customers from year to year were mainly due to the fact that we acquired new large customer accounts.

     Both in 2004 and for the nine months ended September 30, 2005, our largest coal-based chemicals customers accounted for approximately 2% of our total segment revenues.

For the year ended  December  31, 2004  compared to the year ended  December 31,
2003

     Combined Operations

     The following is a schedule showing results of our segment and combined operations. All references to the results of operations and financial condition are those of Faith Bloom.

Year ended December 31, 2003               Chemical        NPCC         Total
---------------------------------------  -----------   -----------   -----------
Revenues from external customers ......  $22,351,824   $ 8,028,622   $30,380,446
Cost of revenues ......................   19,215,034     5,052,061    24,267,095
Selling expenses ......................       60,788       484,675       545,463
General and administrative expenses ...      660,203       580,473     1,240,676
Depreciation and amortization .........      511,833       543,258     1,055,091
Interest expense ......................       20,048       199,342       219,390
Segment income ........................    1,387,163     1,103,051     2,490,214
Segment assets ........................   16,782,343    13,108,925    29,891,268
Expenditures for segment assets .......    1,554,830     1,303,250     2,858,080

Year ended December 31, 2004               Chemical       NPCC           Total
---------------------------------------  -----------   -----------   -----------
Revenues from external customers ......  $37,675,117   $12,948,351   $50,623,468
Cost of revenues ......................   28,526,258     8,124,449    36,650,707
Selling expenses ......................      354,402       921,806     1,276,207
General and administrative expenses ...      499,624       426,550       926,174
Depreciation and amortization .........      537,710       555,587     1,092,297
Interest expense ......................         --           5,331         5,331
Segment income ........................    5,328,403     2,083,935     7,412,338
Segment assets ........................   23,096,848    12,683,458    35,780,306
Expenditures for segment assets .......      702,608          --         702,608
Impairment of property and equipment...      167,081        63,765       230,846

     NPCC Segment

     The following table sets forth our cost of revenues and operating expenses expressed as percentages of our total segment revenues for our NPCC segment for the years ended December 31, 2004 and 2003.

                                               For the years ended December 31,
                                               --------------------------------
                                                    2003              2004
                                               --------------    --------------

Cost of revenues ..........................         62.93%            62.75%
Operating expenses
     Selling expenses .....................          6.04%             7.12%
     General and administrative expenses...          7.23%             3.29%
                                               --------------    --------------
Total operating expenses ..................         13.27%            10.41%

     Our revenues for our NPCC business were approximately $12.9 million for the year ended December 31, 2004 as compared to approximately $8.03 million for the year ended December 31, 2003, an increase of approximately $4.9 million or 61%. The increase was mainly due to our successful penetration of tire and PVC building material markets.

     Cost of revenues for the year ended December 31, 2004 was approximately $8.1 million or 62.8% of revenues as compared to $5 million or 62.9% of revenues for the year ended December 31, 2003. Our cost of revenues are primarily composed of the costs of limestone, surface coating agent, anthracite, coal, electricity, water, other direct raw material, direct labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

     Operating expenses were approximately $1.9 million for the year ended December 31, 2004 as compared to approximately $1.06 million for the year ended December 31, 2003, an increase of approximately $0.84 million or 79.2%. The increase was mainly due to an increase of performance-based incentives for our sales force. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. We expect that our selling expenses will increase in absolute terms in the near term as we increase our sales efforts, hire additional sales personnel, set up additional branch offices and initiate additional marketing programs. We also expect to incur additional general and administrative expenses as a result of being listed as a public company in the United States.

     Research and development expenses were historically included in general and administrative expenses and applicable only for our NPCC segment. We maintained a slim internal research and development team and relied on our joint research and development programs with two universities in China. These research and development programs allowed us to maintain lower research and development expenses while achieving satisfactory results. Our research and development expenses were $37,000 in 2003 and $40,000 in 2004 respectively. We expect that research and development expenses will increase in absolute terms in the near future as we hire additional engineers, purchase laboratory equipment and facilities and carry out additional research and development programs.

     Interest expenses were $5,331 for the year ended December 31, 2004 as compared to approximately $0.2 million for the year ended December 31, 2003. The decrease in interest expense was due to our pay off of debt in early 2004.

     Net income for our NPCC business were approximately $2.1 million for the year ended December 31, 2004 as compared to approximately $1.1 million for the year ended December 31, 2003, an increase of $0.98 million or 88.9%.

     Coal-Based Chemicals

     The following table sets forth our cost of revenues and operating expenses expressed as percentages of our total segment revenues for our coal-based chemicals segment for the years ended December 31, 2004 and 2003.

                                               For the years ended December 31,
                                               --------------------------------
                                                    2003              2004
                                               --------------    --------------

Cost of revenues .......................            85.97%            75.72%
Operating expenses
     Selling expenses ..................             0.27              0.94
     General and administrative expenses             2.95              1.33
                                               --------------    --------------
 Total operating expenses ..............             3.23%             2.27%

     Our revenues for our coal-based chemicals business increased to approximately $37.7 million for the year ended December 31, 2004 as compared to approximately $22.4 million for the year ended December 31, 2003, an increase of approximately $15.3 million or 68.6%. The increase was mainly due to our successful expansion of capacity of synthetic ammonia and methanol, and an increase in the selling prices of our chemical products.

     Cost of revenues for the year ended December 31, 2004 was approximately $28.5 million or 75% of revenues as compared to $19.2 million or 86% of revenues for the year ended December 31, 2003. Our cost of revenues primarily consists of the costs of anthracite, coal, surface coating agent, electricity, water, other direct raw material, direct labor, depreciation and amortization of manufacturing equipment and facilities and other overhead. The improvement in our gross margin was primarily due to the increase in the selling prices of our chemical products.

     Operating expenses grew to approximately $1.56 million for the year ended December 31, 2004 as compared to approximately $1.2 million for the year ended December 31, 2003, an increase of approximately $0.3 million or 25%. The increase was mainly due to an increase of performance-based incentives for our sales force.

     Net income for our chemicals business were approximately $5.3 million for the year ended December 31, 2004 as compared to approximately $1.4 million for the year ended December 31, 2003, an increase of $3.9 million or 279%.

For the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004

Nine Months ended September 30, 2004       Chemical        NPCC          Total
--------------------------------------   -----------   -----------   -----------
Revenues from external customers .....   $27,224,476   $ 9,621,796   $36,846,272
Cost of good sold ....................    20,883,157     6,226,551    27,109,708
Selling expenses .....................       245,892       699,610       945,502
General and administrative expenses ..       348,504       348,579       697,083
Depreciation and amortization ........       398,399       415,773       814,172
Interest expense .....................          --           5,331         5,331
Segment income (loss) ................     3,717,011     1,706,347     5,423,358
Segment assets .......................    22,000,010    11,978,725    33,978,735
Expenditures for segment assets ......       303,902          --         303,902


Nine Months ended September 30, 2005       Chemical        NPCC          Total
--------------------------------------   -----------   -----------   -----------
Revenues from external customers .....   $32,849,943   $10,923,518   $43,773,461
Cost of goods sold ...................    23,265,359     6,835,139    30,100,498
Selling expenses .....................       371,612       771,946     1,143,558
General and administrative expenses ..       443,438       242,264       685,702
Depreciation and amortization ........       390,116       370,366       760,482
Interest expense .....................          --            --            --
Segment income (loss) ................     8,819,203     3,080,904    11,900,107
Segment assets .......................    15,187,513    10,496,401    25,683,914
Expenditures for segment assets ......     2,716,747          --       2,716,747

     NPCC Segment

     The following table sets forth our cost of revenues and operating expenses expressed as percentages of our total segment revenues for our NPCC segment for the nine months ended September 30, 2005 and 2004.

                                               For the years ended September 30,
                                               ---------------------------------
                                                    2004              2005
                                               --------------    ---------------

Cost of revenues ..........................         64.71%           62.57%
Operating expenses
    Selling expenses ......................          7.27%            7.07%
    General and administrative expenses ...          3.62%            2.21%
                                               --------------    --------------
Total operating expenses ..................         10.89%            9.28%

     Our revenues for our NPCC business increased to approximately $10.9 million for the nine months ended September 30, 2005 as compared to approximately $9.6 million for the nine months ended September 30, 2004, an increase of $1.3 million or 13.5%. The increase was mainly due to sales volume increase which was $27,066.75 MTs for the nine months ended September 30, 2005 as compared to $24,096.65 MTs for the nine months ended September 30, 2004, representing an increase of 12.3%.

     Cost of revenues for nine months ended September 30, 2005 was approximately $6.8 million or 62.6% of revenues as compared to $6.2 million or 64.7% of revenues for the nine months ended September 30, 2004.

     Operating expenses decreased to approximately $1.44 million for the nine months ended September 30, 2005 as compared to approximately $1.46 million for the nine months ended September 30, 2004, a decrease of approximately $28,974 or

1.9%. The decrease in operating expenses for nine months ended September 30, 2005 was due to changes in employee bonuses, decrease in housing reserves and amortization of expenses relating to capacity expansion.

     Net income for our NPCC business increased to approximately $3.1 million for the nine months ended September 30, 2005 as compared to approximately $1.7 million for the nine months ended September 30, 2004, an increase of $1.4 million or 80.6%.

     Coal-based chemicals

     The following table sets forth our cost of revenues and operating expenses expressed as percentages of our total segment revenues for our coal based chemicals segment for the nine months ended September 30, 2005 and 2004.

                                             For the nine months ended
                                                   September 30,
                                             --------------------------
                                                2004           2005
                                             ----------    ------------

Cost of revenues...........................    76.71%         70.82%
Operating expenses
    Selling expenses.......................     0.90           1.13
    General and administrative expenses....     1.27           1.35
                                             ----------    ------------
Total operating expenses...................     2.18%          2.48%

     Our revenues for our chemicals business increased to approximately $32.8 million for the nine months ended September 30, 2005 as compared to approximately $27.2 million for the nine months ended September 30, 2004, an increase of approximately $5.6 million or 21%. The increase was mainly due to our installment of decarbonation equipment delivering more liquid ammonia than previously and the introduction of our new line of melamine products.

     Cost of revenues for the nine months ended September 30, 2005 was approximately $23.3 million or 77% of revenues as compared to $20.8 million or 71% of revenues for the nine months ended September 30, 2004. The decrease in gross margin was primarily due to an increase in selling prices of coal-based chemicals. The costs of ammonium bicarbonate, liquid ammonia and ethanol were on average approximately 9.3%, 4.6% and 8% higher, respectively, for the nine months ended September 30, 2005 over the same period of 2004.

     Operating expenses for our chemicals business was approximately $0.82 million for the nine months ended September 30, 2005 as compared to approximately $0.59 million for the nine months ended September 30, 2004, an increase of approximately $0.22 million or 37.5%. The increase was mainly due to an increases of performance-based incentives for our sales force and increased costs for social insurance of employees and asset insurance.

     Net income for our chemicals business was approximately $8.8 million for the nine months ended September 30, 2005 as compared to approximately $3.7 million for the nine months ended September 30, 2004, an increase of $5.1 million or 138%.

Income Taxes

     We are not subject to any income taxes in the United States or the British Virgin Islands. Enterprises with foreign investment and foreign enterprises doing business in the People's Republic of China (PRC) are generally subject to federal (state) enterprise income tax at a rate of 30% and a local income tax at a rate of 3%. Effective at the beginning of 2005, we were granted a "tax holiday" that allows us to be exempt from both the federal and local income taxes for the first two profitable years after all accumulated losses have been reduced to zero. that the "tax holiday" allows us to be exempt from 50% of both the federal and local income taxes during the third through the fifth years. The reduced federal and local rates for 2007 through 2009 are 1.5% and 1.5%, respectively.

Liquidity and Capital Resources

     As of September 30, 2005, we had working capital totaling $8.6 million including cash and cash equivalents of $6.3 million. In March of 2006, we received an additional $15 million in capital through the sale of equity securities of Faith Bloom prior to the reverse acquisition transaction described elsewhere in this prospectus.

     Net cash  provided  by  operating  activities  totaled  approximately  $9.9 million for the year ended December 31, 2004 as compared to approximately $4.9 million for the year ended December 31, 2003. Net cash provided by operating activities totaled approximately 14.2 million for the nine months ended September 30, 2005, as compared to approximately 7.8 million for the nine months ended September 30, 2004.

     Net cash used in investing activities for the year ended December 31, 2004 totaled $0.7 million for the purchase of property and equipment. Net cash used in investing activities for the year ended December 31, 2003 totaled $2.9 million, including $2.9 million for the purchase of property and equipment. Net cash used in investing activities for the nine months ended September 30, 2005 totaled $3.7 million, including $3.7 million for the purchase of property and equipment. Net cash used in investing activities for the nine months ended September 30, 2004 totaled $0.3 million, including $0.3 million for the purchase of property and equipment.

     Net cash used in financing activities for the year ended December 31, 2004 totaled $1.2 million including $1.2 million for short-term loans and change in short-term notes payable. Net cash used in financing activities for the year ended December 31, 2003 comprised of $1.6 million of change in short-term loans net of $0.1 million for change in short-term notes payable. As a result of the total cash activities, net cash increased $8,017,611 from December 31, 2003 to December 31, 2004. Net cash used in financing activities for the nine months ended September 30, 2005 totaled $14.7 million. Net cash used in financing activities for the nine months ended September 30, 2004 include $1.2 million of change in short-term loans and $96,653 for change in short-term notes payable. As a result of the total cash activities, net cash decreased $4.1 from September 30, 2004 to September 30, 2005.

     We currently plan to invest the $15 million raised in the private placement in the new production facilities equipment. We have also budgeted additional capital expenditures totaling $30 million in the next 12 months to expand capacity and set up research and development centers. There is no assurance that we will be able to obtain the necessary funds for such capital expenditures.

Off-Balance Sheet Arrangements

     We do not have any off-balance sheet financing arrangements.

                                    BUSINESS
Overview

     We are engaged in the business of manufacturing, marketing and selling of a variety of nano precipitated calcium carbonate ("NPCC") products and coal based chemicals for use in various applications. We convert limestone into NPCC by a proprietary method. The unique chemical and physical attributes make NPCC a valuable ingredient in tire, paints, polyvinyl chloride ("PVC") building materials and other industries. We are also engaged in the manufacture and sale of coal based chemical products, namely, ammonium bicarbonate, liquid ammonia, melamine and methanol. We market and sell the coal based products mainly as chemical fertilizers and raw materials for the production of organic and inorganic chemical products, including formaldehyde and pesticides.

     We also have internal research and development staff engaged primarily in furthering NPCC related technologies. We believe that our technologies allow us to offer cost-effective and high-quality NPCC products. We recently developed new NPCC products for paper and water-based paints and coatings industries. We expect to commence shipping our new NPCC products to the paper and water based paint industries in October.

     We deliver our products directly to our customers, including manufacturers and distributors of agrochemicals. We operate sales liaison offices in three major cities in China. The majority of our income is generated from the sale of our NPCC products for the tire and PVC building materials industries and coal based chemicals for the use of agriculture and other chemical manufacturers. Our current growth strategy includes expanding our production capacity to meet demand, increasing our product line, intensifying our research and development efforts to gain advantages in cost and quality and increasing our marketing effort.

     We are one of the leading Chinese manufacturers of NPCC products. In fiscal year 2004, we estimate that we manufacture 10% of the total NPCC products in China. Our products have been sold primarily in Shandong and other parts of northern China. We are the only Chinese NPCC manufacturer that has successfully marketed our products to the tire industry, which gives us the ability to maintain high-margins.Due to its special physical and chemical properties, NPCC has been widely applied in the paper, paints, rubber, and plastics industries.

Our Industry

     Nano Precipitated Calcium Carbonate

     NPCC refers to ultra fine precipitated calcium carbonate with an average particle diameter of under 100 nano-meters for application as an additive in various products. Due to its special physical and chemical properties, NPCC has been widely applied in paper, paints, rubber and plastic industries . We currently supply NPCC products primarily to the tire and PVC building materials industries.

     The Markets for NPCC

     China began to research and manufacture NPCC products in the early 1980's. The total output has increased due to an increase in demand. With continued research and development in the application of NPCC, we believe demand for NPCC will increase.

     We believe the fastest growing area for NPCC will be in the tire and PVC building material market. We believe that our NPCC products provide highly effective fillers and additives for tires and PVC building materials. NPCC products are ultra fine and pure, and its particle size and shape of crystal can be controlled effectively in the production process. NPCC is highly compatible with rubber if modified by a surface coating agent. It fills the spatial structure in rubber and enhances the property of rubber products. It can be used solely as a filler which has a reinforcing effect, and it also can be applied with other fillers such as precipitated calcium carbonate, argil and titanium oxide for reinforcement, filling, and improving the process and property of products, and reducing rubber content. NPCC can partially substitute some expensive materials such as titanium oxide and silicon dioxide.

     When modified with a surface coating agent, NPCC becomes oleophilic and hydrophobic. The surface coating agents for plastics include fatty acid and a coupling agent, and they are compatible with organic substances. As a result, the modified NPCC can be used to fill in plastics such as PVC to increase their glossiness. Applying modified NPCC to plastics has many positive effects such as increased strength, heat resistance and dimension stabilization. More importantly, such application reduces cost substantially. In addition, the oleophilic and hydrophobic traits of modified NPCC can improve the properties of tires, increasing wear resistance. Modified NPCC can be used as a substitute for more expensive additives such as titanium oxide and silicon dioxide.

     China has become a large tire producing country due to the rapid and tremendous growth in its domestic automobile industry and its status as an international manufacturing center. According to a report by China Economic Daily dated October 10, 2005, China's total tire output was 239,000,000 units in 2004 which represents a 18.7% increase from 2003. From 1999 to 2004 the average annual growth in tire output was 15%. Currently, we are the only Chinese manufacturer of NPCC that is able to supply the tire market. Consequently, we believe that the tire market will continue to be one of the growing markets for our NPCC products.

     China's PVC building materials market is also growing substantially as a result of China's continuing urbanization drive and growing real estate market. We anticipate the demand for PVC building materials will continue to grow. We expect that the PVC building materials market will continue to be one of the growing markets for our NPCC products.

     NPCC products are widely used in the water based paints industry. With China's continuing urbanization and its growing investment in the real estate market, the demand for water based paints has increased. NPCC products are also used in oil based paints, paper and ink. With the application of NPCC products expanding as result of China's economic growth, we believe our NPCC products will find increased use in these markets.

     Coal Based Chemicals

     We manufacture coal based chemicals including ammonium bicarbonate, liquid ammonia, methanol and melamine. Ammonium bicarbonate and liquid ammonia are mainly used for nitrogenous fertilizers and raw materials of chemical products. Methanol is a chemical material and a clean alternative to fossil fuel. It is used in the chemical industry, pharmaceutical industry, light industry and textile industry. Melamine is the intermediate product of environment friendly resin.

     The Markets for our Coal Based Chemicals

     According to a report in China Petro-Chemical Journal, dated February 15, 2006, the agricultural sector in China makes extensive use of chemical fertilizers, consisting of approximately 1/3 of the world's total consumption. Of this amount, about 70% is nitrogenous fertilizers. According to China Statistics Almanac dated December 31, 2004, in 2004, the national total output of synthetic ammonia fertilizers was 42,222,000 metric tons, a 14.6% increase over the total output in 2003.

     Methanol is a major raw material chemical next to ethylene, propylene and benzene. Since 2002, the price of methanol has risen due to the large demand. However, the price began to fluctuate as much as 30% in 2005 due to competition and cost of raw materials. The price of methanol dropped sharply in 2005 due to a supply surge. Similarly, China's melamine market has grown but China's melamine production capacity has grown even faster. Consequently, its supply exceeds demand at the present time.

     New Market Segments We Are Targeting

     While maintaining our lead and expanding our market share in the tire and PVC building materials markets, and generating sales in the water based paints market, we are targeting the paper industry and the oil based paints industry.

     The first new market segment we are targeting is the paper making market. The papermaking industry will be one of the developing markets for NPCC. China's paper making industry has entered into a stage of growth. NPCC products are particularly suitable for making newsprint and coated paper. The estimated total output of newsprint in 2005 was around 3.9 million metric tons, a 20% increase over 2004.

     The second new market we are targeting is the oil based paints and ink market. NPCC products are widely used in the water based paints industry. China's consumption of oil based paints has grown due to the growing automotive industry. We completed sample testing for ink in 2005.

Our Strategy

     Our primary business strategy is to capitalize on the rising demand of NPCC products and to concentrate on the development, manufacture and marketing of NPCC products. We strive to become the market leader of NPCC products in the world.

     Expanding Our Capacity to Meet Demand

     Our current NPCC capacity is 30,000 metric tons per year. To meet the expected rising demand for NPCC products of existing customers and potential new customers, we are expanding our capacity by building a new NPCC facility in Xianyang, Shaanxi Province, China with a capacity of 60,000 metric tons per year, for which our affiliate Shandong Shengda Technology has obtained the land use right. Shandong Shengda Technology has broken grounds on the new plant which is expected to go into production in the latter half of 2006. We will lease the land and the building from Shandong Shengda Technology and purchase the equipment.

     Achieving Low Production Costs

     We have adopted new technologies in our manufacturing process. Our use of patented manufacturing processes developed by Beijing University of Chemical Technology for NPCC products reduces our production costs. We plan to adopt a new membrane separation technology developed jointly by us and Tsinghua University in our new NPCC facility in Xianyang, which enables us to save energy in the production process. In addition, we anticipate spending an average of approximately $2 million per year for the next three years to replace our existing chemical equipment in order to reduce energy consumption and pollution. We believe as a result of these and other factors our production costs will be significantly lowered.

     Providing High Quality Products

     We believe our products are of the highest quality. We are one of the five Chinese NPCC product companies that use the ultra gravity manufacturing method developed by the Beijing University of Chemical Technology. However, among the five companies we are the only one that has successfully integrated the ultra-gravity method with a distribution control system ("DCS"), which gives us the ability to maintain high quality NPCC products. Our NPCC products were ISO 9001 certified in 2003. In addition, the membrane separation technology jointly developed by us and Tsinghua University deployed for our new NPCC facility in Xianyang later this year will provide us with an even more improved control over the quality of our NPCC products since this technology enables a very stable production and high yield of nano particles. In addition, the lime stone used by our Xianyang facility will be mined near the facility and is of the highest quality in the country.

     Developing Cutting Edge Products Through Research and Development

     Our research and development efforts are aimed at finding new varieties of products, improving existing products, improving existing product quality and reducing production costs. We are the only NPCC manufacturer in China that supplies the tire industry due to the fact that we have developed our own proprietary technology for particle modification. This technology enables us to modify the property of a particular NPCC product so that it integrates well with and in addition, improves the general property of a particular end product to which the NPCC product serves as an additive. We have also jointly developed a new proprietary membrane separation based technology for the manufacture of high-quality NPCC products with lower costs. We will continue our research and development efforts in these areas. We plan to strengthen our research and development capability by establishing research and development centers in Beijing, Shanghai and Tsingdao. We intend to focus significant efforts on opening new markets for our new products. These new products include NPCC products for the paper and paints industries. We believe these new products will contribute to our growth.


     Building a  Strong Management Team

     Our experienced management team has strong capabilities in leadership and execution. Under their leadership, we have a demonstrated record of rapid and orderly growth. The members of our management team have an average of ten years of industry experience. To meet the challenges of our growing business, we plan to grow our management team by recruiting more high-quality college graduates including those with higher degrees and training them by giving them increasing responsibilities. We believe a strong management team will ensure our continued success in this industry.

     Building a Broad Customer Base

     Currently, our products are sold primarily to major equipment customers in Shandong and parts of northern China. We plan to increase our customer base and market our products to other geographic areas in China. We will expand our sales network by setting new sales offices in Xian, Guangzhou and Dalian, in addition to our existing ones in Shanghai, Tsingdao and Beijing. Although our NPCC products are in higher demand, they are only sold to customers concentrated in a couple of industries. We have recently begun our marketing efforts in the paper and paints industries and successfully completed the trial and testing our samples. We plan to increase our marketing efforts in these industries. We believe doing so will expand and diversify our customer base.

Our Products - What We Sell

     We are now focusing on the production of NPCC products and coal based chemicals, which can be divided into the following two categories by function:

NPCC Products                       Primary Use
-------------                       -----------
     601..........................  additive for PVC building materials
     602..........................  additive for tire rubber
     102..........................  additive for water based paints, and inks
     201..........................  additive for low-end rubber and tires

Coal Based Chemicals                Primary Use
--------------------                -----------
     Ammonium bicarbonate.........  fertilizer
     Liquid ammonia...............  Raw material for pesticides, compound fertilizers, refrigerant
     Methanol....................   Raw material in the manufacture of organic chemicals
     Melamine....................   Raw material in the manufacture of melamine xylenol- formaldehyde resin

     We continuously focus on the production of high-quality and low-cost products, and on increasing our sales volume of our NPCC products, which have a gross margin 8% higher than coal-based chemical products.

     Our efforts to participate in the tire market and the market for PVC building material products have been relatively successful so far. We have launched new products for water-based paints and generated significant sales. In the future, we plan to launch new NPCC products for paper and oil based paints. We have completed some testing in these two markets and received positive results. We expect growth in high-end NPCC products for such markets will increase our profitability with a corresponding increase in enterprise value.

     We take pride in our quality control. We have established quality assurance systems for our NPCC products from purchases to sales. Our NPCC products passed ISO9001 in 2003. We are seeking to continuously improve our production systems and processes, and to meet the latest requirements of ISO9001 (Version 2000).

Our Intellectual Property

     We have a nonexclusive license from Nano Material Technology Pte. Ltd.and its rights under several patents and related technology for ultra gravity manufacturing method, developed by Beijing University of Chemical Technology, for twenty years. In addition, we jointly own a pending patent developed by Tsinghua University on next generation NPCC particle producing technology based on membrane separation techniques. The pending patent is expected to be officially issued in October 2006.

     We also own a proprietary technique for NPCC chemical modification that is applicable to different types of end products critical to adding value to downstream industry plants.

     We expect to obtain from our affiliate and our predecessor two registered trademarks with the Trademark office of the State Administration for Industry and Commerce of China relating to the Chinese words "Shengke" and "Taifeng", the former for our NPCC products and the latter for our coal based chemical. We are in the process of registering the trademarks under our name and expect to complete the process shortly.

 Research and Development Efforts

     We currently have nine staff members on our research and development team, located in Tsingdao, Taian and Beijing. All of our research and development staff graduated from junior colleges or achieved an equivalent educational level. Among them, three hold a masters degree and three hold college degrees. Most of our research and development staff have been working in this field for more than four years. Mr. Xukui Chen, our Director of research and development, has engaged in NPCC product research for more than six years. He has spearheaded the effort to develop proprietary technology for chemical modification in NPCC products, which enabled our successful entry into the tire, paints and PVC building material industries. This new technology can be used to modify the property of a specific NPCC product to fit a particular end product and in addition, improve the property of such end product. With this new technology, tires and PVC building materials of equal or better quality can be made at a lower cost.

     Our research and development activities can be described as a three-stage process. First, we conduct small scale tests after consultation with scholars at Tsinghua University and Tsingdao University of Science and Technology. During the first stage, we apply surface coating agents to NPCC according to different pre-designed formulas for comparative studies. The modified NPCC is tested for mass, size, oil absorbance and other traits to determine if it displays the appropriate features. During the second stage, about two kilograms of NPCC products is produced with lab equipment using a formula selected at the first stage. The NPCC product produced is applied to an end product such as tire, paint and ink . The end product is then tested for a set of property and other parameters to see if they meet expectations. If the formula is successful at the second stage, it will be further tested. During the third stage, about 300 kilograms of the NPCC product is manufactured at the NPCC facility using the formula that passed the second test to be sent to potential customers for an industrial scale test. Our research and development staff is dispatched to such customers' sites to assist with the test.

     We are focused on further developing and improving our core manufacturing technologies so that we can expand our product lines and reduce overall costs. In 2005, we completed samples testing of our NPCC products for high-end newsprint and other paper products in cooperation with a Dutch paper manufacturer in Shanghai, and for ink products with a Chinese manufacturer.

     We have entered into joint development agreements with Tsinghua University and Tsingdao University of Science and Technology to develop new NPCC technologies. Under the agreement with Tsingdao University of Science and Technology, we have exclusive ownership to any technology developed. Under the agreement with Tsinghua University, we jointly own any technology developed but with an exclusive right to use such technology. Our joint program with Tsinghua University has produced one patent application filed with the Patent Office of the State Intellectual Property Office of China in October 2005 with approval pending. We expect to manufacture new NPCC products using this new technology during 2006.

     In addition, we will use this advanced new technology exclusively for our processing system in our new Xianyang facility, including micro-mix reactors. These improvements not only reduce production costs, but also enable us to further diversify our product lines.

     We have budgeted $9 million for the latter half of 2006 to establish research and development centers in Beijing, Shanghai and Tsingdao, large metropolises located on the east coast of China where there are a large number of colleges, a strong technology base and an attractive living environment. As a result, we believe we can better attract senior research personnel at a reasonable cost. We expect the centers to have approximately 34 employees devoted to our research and development efforts and for the reduction of these developments into integrated manufacturing practice and processes. The centers will be a base for training research and technical personnel and developing proprietary technologies. The centers will partner with research universities in China, such as Tsinghua University and Tsingdao University of Science and Technology.

Our Marketing Efforts

     Currently, we have established our position as the only Chinese supplier of NPCC products for the tire industry. Our NPCC products have successfully entered the PVC building material industry and we are a leading supplier. We have also succeeded in marketing our NPCC products to the water based paints industry and generated significant sales. We are actively marketing our NPCC products to the paper and oil based paints industries. We have successfully completed sampling and testing of our products with a number of companies in these industries and expect to start shipping our products to them in the near future.

     Our marketing efforts have made us one of the leading suppliers of NPCC products in China. We are also a major supplier of coal based chemicals in Shandong. All of our products are sold in local and regional markets including Shandong province and several princes in northern China. Presently, our main method of selling our products is direct marketing supplemented with indirect marketing. Our products are sold directly to manufacturers and farmers. We are actively expanding our marketing network into other parts of China. We have established sales offices in three locations in China including Shanghai, Tsingdao, and Beijing. We will establish additional sales offices in Xian, Guangzhou and Dalian in the latter half of 2006. We also intend to expand into the international market for NPCC products. We have completed sampling and testing with a Dutch paper manufacturer.

     Our sales team has around 30 members. To expand distribution channels and increase our market share, we regularly attend industry fairs and exhibitions, and we have become a member of www.alibaba.com.cn, the largest B to B internet website in China.

Raw Materials

     Given the importance to our business of key raw materials such as coal and limestone, materials purchasing and materials management are important activities for us. We carefully manage our purchasing efforts and have established company policies involving raw materials procurement. The cost of raw materials amounts to almost 60% of our total production cost.

     Supplier Management System

     Over the last two years, the price for raw materials such as coal has undergone a great deal of fluctuation in China, which has affected our profit margin. We have adopted measures to reduce risks in raw material supply, including establishing long term relationships with suppliers, diversifying suppliers and supply sources, and seeking long-term contracts with suppliers.

     Purchasing  Procedures  Bidding  with  View to  Quality  and  Stability  of
Supplier

     Purchasing transactions are conducted in accordance with an invitation for bidding procedure. Potential suppliers are provided the quality standard for the raw material and are invited to make initial offers, which are compared objectively according to relevant quality guidelines. After validating the various suppliers' service and capabilities for stable supply, we acquire the needed materials from the supplier offering at the lowest cost. Our financial department establishes an oversight process by appointing individuals to conduct independent market research of key price points periodically. There is a standard procedure for conducting such bidding processes and accepting the bids to insure that the all purchasing procedures are being strictly adhered to.


     Major Suppliers

     The table below lists our major suppliers (5%) as of December 31, 2005.

                                        Major Suppliers for NPCC Business

                                                               Amount Purchased in 2005   Percentage of Total
     Item                        Suppliers                         (RMB 1,000,000)         Purchase in 2005
------------------   ----------------------------------        ------------------------   -------------------
Soft Coal            Shandong Taifeng Minerals Co.                       12.596                   30.96%

Limestone            Laiwu Niuquan  Yujie Stone Factory                   2.777                    6.83%

Modification agent   Qingdao Siwei Chemical Co. Ltd.                     11.968                   29.41%

Anthracite           Feicheng Longxin Supply Storage &
                     Transport Co.                                       10.026                   24.64%
                                                                                          -------------------
         Total                                                                                    91.84%


                              Major Suppliers for Coal Based Chemical Business

                                                               Amount Purchased in 2005   Percentage of Total
     Item                        Suppliers                         (RMB 1,000,000)         Purchase in 2005
------------------   ---------------------------------------   ------------------------   -------------------
Anthracite           Shanxi Jincheng Yapeng Trading Co., Ltd             23.685                  15.15%

Anthracite           Jincheng Xinshui Road Coal Sales Co.                21.429                  13.71%.

Anthracite           Feicheng Longxin Supply Storage &                   18.700                  11.96%
                     Transport Co.

Anthracite           Feicheng Tongyun Coal Co.                           17.005                  10.88%

Urea                 Shandong Feida Chemical Technology Co.              10.220                   6.54%

Soft Coal            Shandong Taifeng Minerals Co.                        8.235                   5.27%

Anthracite           Gaoping Yuncun Lianghu Coal Mine                     7.896                   5.05%
                                                                                          -------------------
         Total                                                                                   68.55%

Our Major Customers

     We have customers in the Shandong province and other parts of northern China. Some of our NPCC customers are large-scale manufacturers of tires or PVC building materials. Our coal based chemical customers are mainly located in Shandong. We have long-term relationships with most of our customers. Our major customers, based on sales revenue over (5%) as of December 31 , 2005, were as follows:

                      Major Customers of our NPCC Products


                                              Amount of Sale      Percentage of
Name                           Industry       (RMB 1,000,000)      Total Sales
-------------------            --------       ---------------     --------------
Triangle Tire                    Tire             10.364              14.70%
Double Star Tire                 Tire              9.689              13.75%
Zhaoyuan Liao                    Tire              6.574               9.33%
Zhengjiang Suhui                 Tire              5.700               8.09%
Yongtai Chemicals                Tire              4.095               5.81%
                                                                  --------------
         Total                                                        51.67%

Dalian Jinyuan                   PVC               9.483              24.17%
Qingdao Haiwei                   PVC               7.498              19.11%
Quanzhou Lida                    PVC               5.449              13.89%
Yantai Changcheng                PVC               3.590               9.15%
                                                                  --------------
         Total                                                        66.32%

                   Major Customers of Our Coal Based Chemicals
                                                   Amount of Sale  Percentage of
Name                            Product          (RMB 1,000,000)    Total Sales
--------------------------      --------------   ---------------   -------------
Taian Taixin Chemicals          Liquid Ammonia        7.453            7.52%
Laiwu Jinjian Chemicals         Liquid Ammonia        6.863            6.92%
Hengtai Zhengfa Chemicals       Liquid Ammonia        6.703            6.76%
Taian Jiulong Instruments       Liquid Ammonia        7.304            7.37%
Shandong Bufeng Yeast           Liquid Ammonia        4.977            5.02%
Shandong Huayang Dier

 Chemicals                      Liquid Ammonia        7.292            7.35%
                                                                   -------------
         Total                                                        40.93%

Jinan Fushihongxin Trading      Methanol              6.442            8.52%
Linyi Yitangyongda
Formadehyde Factory             Methanol              6.321            8.36%
Linyi Lanshan  Formaldehyde
Factory                         Methanol              6.262            8.28%
                                                                   -------------
         Total                                                        25.16%

Our Competition

     We are subject to intense competition. Some of our competitors have greater financial resources, larger staff, and more established market recognition in both domestic Chinese and international markets than we have.

     In  our  industry,   we  compete  based  upon   proprietary   technologies,
manufacturing capacity, product quality, product cost, and ability to produce a diverse range of products.

     Our competitors include NPCC products manufacturers around the world and coal based chemical manufacturers in Shandong. Below is a list of the companies we view as our competitors based on the markets in which we sell our products.


                                        NPCC Products Competitors

           Name                  Production Capacity        Segment Market        Price ($)
------------------------------   -------------------      --------------------   -----------
Guangdong Enping                 PCC: 90,000 mt/year      Electrical wire and    161-198
 Jianwei Chemical Co, Ltd.       NPCC: 10,000 mt/year     cable                  /metric ton
                                                          Rubber, Plastics and   223-297
Shanghai Perfection Co. Ltd.     N/A                      Printing ink           /metric ton
Anhui Chaodong                                            Paints and Coatings,   371/
 Nanomaterials  Co,  Ltd         NPCC: 10,000 mt/year     Plastics               metric ton
                                                          Paints and Coatings,   496-620
Shiraishi Calcium Kaisha, Ltd.   N/A                      Printing ink           /metric ton

     Competitors in the paper and ink industries mainly come from Japan such as Shiraishi Calcium Kaisha which sells to Chinese auto paints makers and Japanese ink makers in China.

                       Competitors in Coal Based Chemicals

Name                                        Production capacity
-------------------                         ------------------------------------

Hongda Chemical                             30,000 metric tons synthetic ammonia

Luye Chemical                               50,000 metric tons synthetic ammonia

Shuangfeng Chemical                         5,000 metric tons methanol

Feida Chemical                              10,000 metric tons methanol

     Our chemical facility employs "continuous method" which automatically adjusts product mix according to seasons , i.e., reducing ammonia bicarbonate and increasing liquid ammonia when farmers use less fertilizers in winter so that we can sell liquid ammonia to chemical manufacturers. This capability is enabled by the installation of de-carbonization devices in our chemical facility.

Regulation

     In China, waste gas and water discharges in our chemical manufacturing process are regulated and must meet certain standards under China's environmental laws and regulations. The local branch of China's Administration of Environmental Protection samples and tests our gas and water discharge regularly. The technology and specifications of these discharges must be consistent with the regulations for industrial waste water and gas, relevant laws and standards, including the Water Pollution Discharge Standard for the Synthetic Ammonia Industry issued by the China Administration of Environmental Protection. Our waste water and gas discharge in the NPCC manufacturing process is not regulated at the present time.

     Our business is also regulated by a number of provincial authorities which license the production of chemical products such as those we manufacture. Our coal based chemical facility has been granted a Production Safety License from Shandong Bureau of Safe Production Supervision. Our other NPCC facilities are not required to obtain a Production Safety License.

     The Chinese government often adopts temporary measures to achieve its short term economic goals. For example, it issued policies that encourage farmers in China to increase their production of grains in order to boost the income of millions of Chinese farmers and enhance China's national security. To achieve that goal, it limited the price of ammonium fertilizers while at the same time provided the fertilizer industry some relief, including capping the price of raw materials, allowing preferential price for electricity, and exempting value added tax. Such policies have enabled our chemical business to enjoy a healthy margin.

Our Employees

     As of December 31, 2005, we employed 933 full-time employees with 417 in the NPCC division and 576 in the chemical division. In addition, 6% of the employees are management personnel and 5% are sales staff members. We plan to set up trade unions which protect employees' rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions, and assist in mediating retirement disputes with union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

     As required by applicable Chinese law, we have entered into employment contracts with some of our officers, managers and key employees. We are working towards entering into employment contracts with those officers and employees who do not currently have employment contracts with us. Key employees in our NPCC division are also required to sign a confidentiality and non-compete agreement prohibiting them from disclosing our trade secrets or using them for purposes other than benefiting the company. They are also prohibited from competing with the company for five years after the termination of employment with the company.

     Our employees in China participate in a state pension scheme organized by Chinese municipal and provincial governments. We are required to contribute to the scheme at the rates ranging from 8% to 20% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with other types of social insurance. Our total contribution may amount to as much as 30% or more of the average employees monthly salary. We have purchased social insurance for all of our employees. Social insurance expenses were approximately $233,845 and $186,404 for fiscal year 2005 and 2004, respectively. In the event that any current employee, or former employee, files a complaint with Chinese government, not only will we be required to purchase insurance for such employee, we may be subject to administrative fines. We believe that such fines, if imposed, are immaterial.

Our Facilities

     All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We currently lease from our affiliate Shandong Shengda Technology, which has land use rights to approximately 123,936 square meters of land consisting of manufacturing facilities, employee quarters, warehouses and office buildings in Taian City, China. Therefore, the land leased from our affiliate Shandong Shengda constitutes the basis of our operations as a manufacturer of NPCC products and coal based chemicals.

     In November 2005, Shandong Shengda Technology started the construction of a new NPCC manufacturing facility with approximately 251,285 square meters in Xianyang City, Shaanxi Province, China. The designed capacity for this facility is 60,000 metric tons of NPCC in the first phase. The construction is expected to be completed by the middle of 2006. We intend to lease the Xianyang facility from our affiliate Shandong Shengda Technology and purchase the equipment for the facility. We also plan to expand the capacity of our facility in Xianyang if demand emerges.

     The main equipment and machinery of our NPCC business includes ultra gravity reactors, limestone kilns, slaking equipment, and packaging machines. The main equipment and machinery of our coal based chemical business include boilers, carbonation towers, desulphurization towers and methanol recycling towers.

     We believe that all our properties and equipment have been adequately maintained, are generally in good condition, and are suitable and adequate for our business. Nevertheless, we plan to replace some of the old chemical equipment with new equipment that consumes less energy and produces less pollution. We believe the retrofitting will provide us with better efficiency. In addition, we believe that the new facility under construction and the expected additional land use rights will be sufficient for our expansion efforts.

Legal Proceedings

     There are no pending legal proceedings to which we or our properties are subject.

                                   MANAGEMENT

     Set forth below are our directors and officers:

Name                  Age   Position
----                  ---   --------

Xiangzhi Chen......   43    President, Chief Executive Officer and Director

Anhui Guo..........   35    Chief Financial Officer

Xueyi Zhang........   33    Vice President

Xiqing Xu..........   46    President of Shandong Bangsheng Chemical Co., Ltd.

Zhaowei Ma.........   40    President of Shandong Haize Nano-Materials Co., Ltd.

     Mr. Xiangzhi Chen has served as our chief executive officer, president and director since March 31, 2006. Mr. Chen is the founder of Faith Bloom and its subsidiaries and has served as their chairman and chief executive officer since the subsidiaries' formation in 2001. He has served as president of Shandong Shengda Technology Co., Ltd since January 2003. He was president of Shandong Shengda Construction Co., Ltd from January 1997 to January 2003.

     Ms. Guo has served as our chief financial officer, vice president and treasurer since March 31, 2006. Ms. Guo has served as chief financial officer of Faith Bloom and its subsidiaries since 2001. Ms Guo was manager of finance of Shandong Shengda Construction Co., Ltd. from January 2001 to January 2003. She has served as manager of finance of Shandong Shengda Technology Co., Ltd. since January 2003. Ms. Guo was licensed as an accountant in 1996.

     Mr. Zhang has served as vice president since March 31 , 2006. Mr. Zhang has served as vice president of Shandong Shengda Technology since January 2003. He also served as vice president of Shandong Shengda Construction Co., Ltd from January 2001 to January 2003.

     Mr. Xu has been president of Shandong Bangsheng Chemical Co., Ltd. since January 2005. Mr. Xu is responsible for the production and sales of our chemical business. From January 2001 to December 2004, he served as president of Shandong Shengda Chemicals Co., Ltd.

     Mr. Ma has been our president of Shandong Haize Nano-Materials Co., Ltd. since July 2005. Mr Ma is responsible for the overall management of our nano-materials business. From January 2001 to July 2005, he served as director of sales of Shandong Shengda Nanomaterials Co., Ltd.


Executive Compensation

     The following table sets forth the compensation paid by us to our chief executive officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003. In reviewing the table, please note that:

     o From May 11, 2001 through November 30, 2005, Alan W. Brandys served as our president and earned no compensation for acting as such.

     o From November 30, 2005 through March 31, 2006, Timothy Halter served as our president, treasurer, secretary and as a director and earned no compensation for acting as such.

     o Xiangzhi Chen was appointed as chief executive officer on March 31, 2006.

     o The compensation amounts paid to Mr. Chen reflect compensation paid to him by the operating subsidiaries of Faith Bloom Limited during the reported periods.

     o    No other  officer of Zeolite or Faith Bloom earned more than  $100,000 during any of the reported periods.


                                     Annual Compensation                 Long Term Compensation
                                -----------------------------------------------------------------------
                                                                Restricted    Common Shares   All Other
                                                                   Stock       Underlying      Compen-
Name and Position       Year      Salary    Bonus      Other     Awards ($)     Options        sation
--------------------------------------------------------------------------------------------------------
 Alan W. Brandys,       2005        --      $ --         --         --             --            --
 Former President       2004        --        --         --         --             --            --
                        2003        --        --         --         --             --            --

 Timothy Halter         2005        --        --         --         --             --            --
 Former CEO, CFO and    2004        --        --         --         --             --            --
 Secretary              2003        --        --         --         --             --            --

 Xiangzhi Chen(1),      2005    $200,000    $ --         --         --             --            --
 President and CEO      2004     150,000      --         --         --             --            --
                        2003     100,000      --         --         --             --            --

(1) Represents compensation paid by Faith Bloom Ltd. or its affiliates prior to our reorganziation

Board Composition and Committees

     We currently do not have standing audit, nominating or compensation committees. Our entire board of directors is responsible for the functions that would otherwise be handled by these committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

     Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

     We have not paid our directors fees for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Certain Relationships and Related Transactions

     On March 31, 2006, we consummated the transactions contemplated by a share exchange agreement among us and the owners of the issued and outstanding capital stock of Faith Bloom Limited, including Xiangzhi Chen, our current chief executive officer and controlling stockholder, and certain of our other officers and directors. Pursuant to the share exchange agreement, we acquired all of the outstanding capital stock of Faith Bloom in exchange for 50,957,603 shares of our common stock. As a result of this transaction, Mr. Chen became the owner of approximately 42% percent of our outstanding common shares.

     On March 21, 2006, we entered into a memorandum of understanding with Shandong Shengda Technology Co., Ltd., our affiliate, whereby Shandong Shengda Technology promises to lease the land and NPCC plant being built in Xianyang, Shaanxi to the Company when the construction is completed. Mr. Xiangzhi Chen, Chairman and CEO of the Company, is the controlling shareholder and an executive officer of Shandong Shengda Technology Co., Ltd.

     On September 26, 2005, Eastern Nanomaterials Pte. Ltd., our affiliate, entered into a Financial Advisory Agreement and a Financing Agreement with HFG International, Limited, a Hong Kong Corporation, pursuant to which HFG International, Limited agreed to provide Faith Bloom with financial advisory and consulting services in implementing a restructuring plan and facilitating its reverse acquisition with Zeolite. In consideration for these services, HFG International, Limited was paid a fee of $450,000 upon the closing of the reverse acquisition. Timothy Halter, our departing director, is the principal stockholder and an executive officer of HFG International, Limited. The agreements were assigned to Faith Bloom as the assignee for Eastern Nanometeials Pte. Ltd. on March 29, 2006.

     On November 24, 2004, Eastern Nano-Materials Holdings Pte. Ltd. entered into an asset purchase agreement with Shandong Shengda Chemicals Co., Ltd., as amended on February 20, 2005, whereby Eastern Nano-Materials Holdings Pte. Ltd. purchased chemical manufacturing assets from Shandong Shengda Chemicals Co. with a consideration of approximately $5,223,215. Mr. Xiangzhi Chen, our Chairman and CEO, is a controlling shareholder and an executive officer of Shandong Shengda Chemicals Co.

     On November 24, 2004, Eastern Nano-Materials Holdings Pte. Ltd. entered into an asset purchase agreement with Shandong Shengda Nanomaterials Co., Ltd., as amended on February 20, 2005, whereby Eastern Nano-Materials Holdings Pte. Ltd. purchased nano materials manufacturing assets from Shandong Shengda Nanomaterials Co. with a consideration of approximately $6,614,601. Mr. Xiangzhi Chen, our Chairman and CEO, is a controlling shareholder and an executive officer of Shandong Shengda Nanomaterials Co.

     On January 6, 2005, Shandong Haize Nanomaterials Co., Ltd., our indirect subsidiary following our reorganization in March 2006, entered into a nano technology license agreement with Shandong Shengda Technology Co. Ltd., whereby Shandong Shengda Technology agrees to sublicense to Shandong Haize Nanomaterials Co., Ltd. the ultra gravity manufacturing method which Shandong Shengda

Technology licensed from Nano Materials Technology Pte. Ltd. and which was developed by Beijing University of Chemical Technology. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Shandong Shengda Technology Co.

     On February 20, 2005, Shandong Bangsheng Chemicals Co., Ltd., our indirect subsidiary following our reorganization in March 2006, entered into an equipment lease with Shandong Shengda Technology Co., Ltd. with a rental payment of approximately $200,900 per year. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Shandong Shengda Technology Co.

     On March 2, 2005, Shandong Shengda Chemicals Co., Ltd, the predecessor of Shandong Bangsheng Chemicals Co., Ltd. which is our direct subsidiary following our reorganization in March 2006, entered into an equipment purchase agreement whereby Shandong Shengda Chemicals agreed to purchase melamine equipment from Shandong Shengda Chemical Machinery Co., Ltd. valued at approximately $1,361,737. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Shandong Shengda Chemical Machinery Co., Ltd.

     On July 5, 2004, Shandong Shengda Chemicals Co., Ltd., the predecessor of Shandong Bangsheng Chemicals Co., Ltd. which is our direct subsidiary following our reorganization in March 2006, entered into an agreement with Shandong Shengda Chemical Machinery Co. to purchase chemical equipment valued at approximately $310,000. Mr. Xiangzhi Chen, Chairman and CEO of the Company, is the controlling shareholder and an executive officer of Shandong Shengda Chemical Machinery Co., Ltd.

     On February 22, 2005, Shandong Haize Nanomaterials Co., Ltd., our indirect subsidiary following our reorganization in March 2006, entered into a land use and lease agreement with Shandong Shengda Technology Co., Ltd whereby it leases the land and building from Shandong Shengda Technology Co., Ltd for approximately $13,486 per month. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Shandong Shengda Technology Co., Ltd. The agreement was amended on March 21, 2006 to extend the term to 20 years with lessee's right to renew and to limit the termination of the lease to instances where the lessee fails to pay rent for 6 months.

     On February 22, 2005, Shandong Bangsheng Chemical Co., Ltd., our indirect subsidiary following our reorganization in March 2006, entered into a land use and lease agreement with Shandong Shengda Technology Co., Ltd whereby its leases the land and building from Shandong Shengda Technology Co., Ltd for approximately $20,000 per month. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Shandong Shengda Technology Co., Ltd. The agreement was amended on March 21, 2006 to extend the term to 20 years with lessee's right to renew and to limit the termination of the lease to instances where the lessee fails to pay rent for 6 months.

     On December 31, 2005, Faith Bloom Limited entered into a share transfer agreement whereby Eastern Nanomaterials Pte. Co., Ltd. agreed to transfer to Faith Bloom 100% of the outstanding shares of Shandong Haize Nanomaterials Co., Ltd. for $5,765,200. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Singapore Eastern Nanomaterials Pte. Co., Ltd.

     On December 31, 2005, Faith Bloom Limited entered into a share transfer agreement whereby Eastern Nano-Materials Pte. Co., Ltd. agreed to transfer to Faith Bloom100% of the outstanding shares of Shandong Bangsheng Chemicals Co., Ltd. for $3,035,000. Mr. Xiangzhi Chen, our Chairman and CEO, is the controlling shareholder and an executive officer of Singapore Eastern Nano-Materials Pte. Co., Ltd.

Option Grants in 2005 Fiscal Year

     We did not grant any stock options or stock appreciation rights in 2005.

Aggregated  Option  Exercises  in 2005  Fiscal Year and Fiscal  Year-End  Option
Values

     There were no option exercises in fiscal year 2005 and no options were outstanding at fiscal year-end.

Limitation of Liability of Directors and Indemnification of Directors and Officers

     The Nevada General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our articles of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

     The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

     o each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

     o each of our directors, executive officers and nominees to become directors; and

     o    all directors and executive officers as a group.



                   Name and Address                         Number of Shares   Percentage Owned
---------------------------------------------------------   ----------------   ----------------
Xiangzhi Chen............................................     22,902,912             42.3%
Anhui Guo................................................         0                   *
Xueyi Zhang..............................................         0                   *
Xiqing Xu................................................     1,159,584               2.4%
Zhaowei Ma...............................................         0                   *
Directors and executive officers as a group (5 persons)..     24,062,496             44.5%
---------------------------------------------------------
*Less than one percent

In reviewing the above table, please keep in mind:

     o    The percentage amounts for each reported party are based on 54,095,103
          common  shares  issued  and   outstanding  as  of  the  date  of  this
          prospectus.

     o The address for the officers and directors is Youth Pioneer Park, Tai'an Economic and Technological Development Zone, Tai'an City, Shandong Province 271000, People's Republic of China.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 100,000,000 shares of common stock, of which, as of the date of this prospectus, 54,095,103 shares were issued and outstanding and held by 52 stockholders of record As of the date of this prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock.

     Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the certificate of incorporation, and certain mergers and reorganizations), in which cases Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Dividends

     We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Transfer Agent

     The transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Fresco, Texas 75034.

                                  LEGAL MATTERS

     Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Preston Gates Ellis, LLP, Irvine, California.

                                     EXPERTS

     The consolidated financial statements of Faith Bloom Limited as of December 31, 2003 and 2004 and for the years then ended included in this prospectus have been audited by Hansen, Barnett & Maxwell, an independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Zeolite Exploration Company as of July 31, 2005 and for the year then ended included in this prospectus have been audited by Rotenberg & Co., LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Zeolite Exploration Company as of July 31, 2004 and for the year then ended included in this prospectus have been audited by Schwartz Levitsky Feldman, LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Zeolite Exploration Company as of July 31, 2003 and for the period from inception to July 31, 2003 included in this prospectus have been audited by John J. Geib, charted accountant, as set forth in his report appearing elsewhere in this prospectus, and are included in reliance upon the report of Mr. Geib given upon his authority as an expert in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

     On October 5, 2004, the accounting firm of John J. Geib, chartered accountant, was dismissed by the board of directors of Zeolite Exploration Company as Zeolite's independent auditors. During the two most recent fiscal years and subsequent interim period through the date of discharge, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between Zeolite and John J. Geib, chartered accountant. John J. Geib, chartered accountant was dismissed on the grounds of Zeolite's desire to retain auditors that are registered with the Public Company Accounting Oversight Board (United States).

     The report of John J. Geib, chartered accountant on Zeolite's financial statements as of and for the years ended July 31, 2003 and 2002 did not contain an adverse, qualified or disclaimer of opinion. However, the reports did contain an explanatory paragraph wherein John J. Geib, chartered accountant expressed substantial doubt about Zeolite's ability to continue as a going concern.

     At its board meeting on September 20, 2004, Zeolite's board of directors engaged Schwartz Levitsky Feldman, LLP as its independent auditor for its fiscal year ending July 31, 2004. Schwartz Levitsky Feldman, LLP accepted such appointment on September 20, 2004. Prior to their appointment, Zeolite did not consult with Schwartz Levitsky Feldman, LLP on any matters related to accounting or the type of opinion they may issue.

     On December 1, 2004, the accounting firm of Schwartz Levitsky Feldman, LLP was dismissed by Zeolite's board of directors as Zeolite's independent auditors. During the period that Schwartz Levitsky Feldman, LLP were Zeolite's auditors, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between Zeolite and Schwartz Levitsky Feldman, LLP. Schwartz Levitsky Feldman, LLP was dismissed because Zeolite determined that it was in its best interests to retain a U.S. based auditor that is registered with the Public Company Accounting Oversight Board (United States).

     The report of Schwartz Levitsky Feldman, LLP on Zeolite's financial statements as of and for the year ended July 31, 2004 did not contain an adverse, qualified or disclaimer of opinion. However, the report did contain an explanatory paragraph wherein Schwartz Levitsky Feldman, LLP expressed substantial doubt about Zeolite's ability to continue as a going concern.

     At its board meeting on December 1, 2004, Zeolite's board of directors engaged Rotenberg & Co., LLP as Zeolite's independent auditor for its fiscal year ending July 31, 2005. Rotenberg & Co., LLP accepted such appointment on

December 1, 2004. Prior to their appointment, Zeolite did not consult with Rotenberg & Co., LLP on any matters related to accounting or the type of opinion they may issue.



                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

                          INDEX TO FINANCIAL STATEMENTS



Zeolite Exploration Company
---------------------------

Report of Independent Registered Public Accounting Firm......................F-1

Report of Independent Registered Public Accounting Firm......................F-2

Independent Auditor's Report.................................................F-3

Balance Sheets as of July 31, 2005 and 2004..................................F-4

Statements of Operations for the years ended July 31, 2005
  and 2004 and for the period from inception (May 11, 2001)
  to July 31, 2005...........................................................F-5

Statements of Shareholders' Equity for the years ended July 31, 2005 and 2004 and for the period from inception (May 11, 2001) to July 31,
  2005.......................................................................F-6

Statements of Cash Flows for the years ended July 31, 2005
  and 2004 and for the period from inception (May 11, 2001) to July 31,
  2005.......................................................................F-7

Notes to Financial Statements................................................F-8

Balance Sheets as of January 31, 2006 (unaudited) and July 31, 2005.........F-12

Statements of Operations for the three and six months ended
  January 31, 2006 and 2005 and for the period from inception (May 11,
  2001) to January 31, 2006 (unaudited).....................................F-13

Statements of Stockholers' Equity for the six months ended January 31, 2006
  2005 and for the period from inception (May 11,2001) to January 31, 2006
  (unaudited)...............................................................F-14

Statements of Cash Flows for the six months ended January 31,
  2006 and 2005 and for the period from inception (May 11, 2001) to
  January 31, 2006 (unaudited) .............................................F-15

Notes to Financial Statements...............................................F-16


Faith Bloom Limited
-------------------

Report of Independent Registered Public Accounting Firm.....................F-18

Consolidated Balance Sheets as of December 31, 2003 and 2004 and September
  30, 2005 (unaudited)......................................................F-19

Consolidated Statements of Operations for the years ended December 31,
  2003 and 2004 and for the nine months ended September 30, 2004
  (unaudited) and 2005 (unaudited).........................................F-20

Consolidated Statements of Stockholders' Equity for the years ended
  December 31, 2003 and 2004 and for the nine months ended September
  30, 2004 (unaudited) and 2005 (unaudited).................................F-21

Consolidated Statements of Cash Flows for the years ended December 31,
  2003 and 2004 and for the nine months ended September 30, 2004
  (unaudited) and 2005 (unaudited)..........................................F-22

Notes to Consolidated Financial Statements.................................F-23


Pro Forma Combined
------------------

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2005.........F-32

Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 2004 and the nine months ended September 30, 2005......F-33

Notes to Pro Forma Combined Financial Statements............................F-34

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
  and Stockholders
Zeolite Exploration Company
(An Exploration Stage Company)
(A Nevada Corporation)
Surrey, British Columbia Canada


         We have audited the accompanying balance sheet of Zeolite Exploration Company as of July 31, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Company for the period from date of inception (May 11, 2001) through July 31, 2004, which statements reflect total assets of $106,671 as of July 31, 2004 and cumulative expenses of $298,844 for the period from date of inception (May 11, 2001) through July 31, 2004. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the cumulative financial information for the Company for the period from date of inception (May 11, 2001) through July 31, 2004, is based solely on the reports of the other auditors.

         We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeolite Exploration Company as of July 31, 2005, and the results of its operations and its cash flows for the year then ended and for the period from the date of inception (May 11, 2001) through July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming Zeolite Exploration Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
  October 19, 2005

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Zeolite Exploration Company
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Zeolite Exploration Company (incorporated in Nevada) as at July 31, 2004 and the related statements of operations, cash flows and stockholders' equity for the year ended July 31, 2004. These financial statements are the responsibility of the Company's management. We did not audit the financial statements of the Company form the date of inception to July 31, 2003, which statements reflect cumulative total assets of $111,748 as of July 31, 2003 and cumulative expenses of $293,031 for the period from inception to July 31, 2003. Those statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the cumulative financial information from inception to July 31, 2003, is based solely on the report of the other auditor.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditor provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditor the financial statements referred to above present fairly, in all material respects, the financial position of Zeolite Exploration Company as at July 31, 2004 and the results of its operations and its cash flows for the year ended July 31, 2004 and for the period from inception to July 31, 2004 in accordance with generally accepted accounting principles in the United States of America.

The financial statements of Zeolite Exploration Company as of July 31, 2003 were audited by another auditor whose report dated October 7, 2003, expressed a qualified opinion on those financial statements.

Toronto, Ontario, Canada                        /s/ SCHWARTZ LEVITSY FELDMAN LLP
September 23, 2004
                                                           Chartered Accountants


1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663

JOHN J. GEIB                  CHARTERED ACCOUNTANT              Phone:  259-4519
                              Southcentre Executive Tower       Fax:    255-0745
                              405, 11012 Macleod Trail South
                              Calgary, Alberta T2J 6A5
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT



To Board of Directors and Stockholders of:
Zeolite Exploration Company

I have audited the accompanying balance sheets of Zeolite Exploration Company (an exploration stage company) as of July 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and for the period from inception to July 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeolite Exploration Company as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from inception to July 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception on May 11, 2001. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 /s/ John J. Geib
                                                Chartered Accountant

Calgary, Alberta
October 7, 2003

--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
BALANCE SHEETS
                                                        US $         US $
July 31,                                                2005         2004
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT
   Cash                                                  $  86,916    $ 106,671
                                                         =========    =========

--------------------------------------------------------------------------------

                                   LIABILITIES


CURRENT
   Accounts payable                                      $  12,813    $   3,015
                                                         ---------    ---------



                              SHAREHOLDERS' EQUITY


SHARE CAPITAL

    Common stock, 100,000,000 shares authorized;

    $0.00001 par value;

    6,275,000 shares issued and outstanding                     63           63

    Additional paid in capital                             402,437      402,437

    Accumulated deficit                                   (328,397)    (298,844)
                                                         ---------    ---------

                                                            74,103      103,656
                                                         ---------    ---------

                                                         $  86,916    $ 106,671
                                                         =========    =========



--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements


--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
                                                  US $          US $            US $
                                                                             Cumulative
                                                                               Since
                                                                             Inception
For the Years Ended July 31,                      2005          2004
---------------------------------------------------------------------------------------


REVENUE                                       $      --      $      --      $      --
                                              -----------    -----------    -----------



EXPENSES
  Consulting services provided by officers           --             --          254,793
  Legal fees                                         --             --           20,000
  Exploration fees                                  5,000           --           15,108
  General and administrative expenses              24,553          5,813         38,496
                                              -----------    -----------    -----------

NET LOSS FOR THE YEAR                         $   (29,553)   $    (5,813)   $  (328,397)
                                              ===========    ===========    ===========


NET LOSS PER COMMON SHARE BASIC AND DILUTED   $      0.00    $      0.00
                                              ===========    ===========


WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING BASIC AND DILUTED            6,275,000      6,275,000
                                              ===========    ===========
















--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements


--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended July 31, 2005 and 2004
-------------------------------------------------------------------------------------------------------------------


                                                         US $                 US $           US $          US $
                                                                                           Deficit
                                                    Common Stock                         Accumulated
                                                                           Additional      During
                                                Number                      Paid-in      Exploration
                                              of Shares       Amount        Capital         Stage          Total
                                             -----------   -----------    -----------    -----------    -----------
Inception, May 11, 2001                             --     $      --      $      --      $      --      $      --

Issuance of common stock for mining claims
   and officers' compensation at $0.055
   per share                                   5,000,000            50        274,950           --          275,000

Net loss, Year Ended July 31, 2001                  --            --             --         (275,000)      (275,000)
                                             -----------   -----------    -----------    -----------    -----------

Balance, July 31, 2001                         5,000,000            50        274,950       (275,000)          --

Net loss, Year Ended July 31, 2002                  --            --             --           (2,026)        (2,026)
                                             -----------   -----------    -----------    -----------    -----------

Balance, July 31, 2002                         5,000,000            50        274,950       (277,026)        (2,026)

Issuance of common stock for cash
   consideration at $0.10 per share            1,275,000            13        127,487           --          127,500

Net loss, Year Ended July 31, 2003                  --            --             --          (16,005)       (16,005)
                                             -----------   -----------    -----------    -----------    -----------

Balance, July 31, 2003                         6,275,000            63        402,437       (293,031)       109,469

Net loss, Year Ended July 31, 2004                  --            --             --           (5,813)        (5,813)
                                             -----------   -----------    -----------    -----------    -----------

Balance, July 31, 2004                         6,275,000            63        402,437       (298,844)       103,656

Net loss, Year Ended July 31, 2005                  --            --             --          (29,553)       (29,553)
                                             -----------   -----------    -----------    -----------    -----------

Balance, July 31, 2005                         6,275,000   $        63    $   402,437    $  (328,397)   $    74,103
                                             ===========   ===========    ===========    ===========    ===========









--------------------------------------------------------------------------------
    The accompanying notes are an integral part of these financial statements


--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
                                                                 US $          US $          US $
                                                                                          Cumulative
                                                                                            Since
                                                                                          Inception
For the Years Ended July 31,                                     2005          2004
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                $  (29,553)   $   (5,813)   $ (328,397)
      Changes in non-cash working capital
            Increase (decrease) in trade payables                  9,798           736        12,813
      Adjustments to reconcile net loss to net cash used by
         operating activities
            Stock issued for services                               --            --         275,000
                                                              ----------    ----------    ----------
                                                                 (19,755)       (5,077)      (40,584)
                                                              ----------    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of common stock                        --            --         127,500
                                                              ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES                                --            --            --
                                                              ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH                                  (19,755)       (5,077)       86,916

CASH, BEGINNING OF THE YEAR                                      106,671       111,748          --
                                                              ----------    ----------    ----------

CASH, END OF THE YEAR                                         $   86,916    $  106,671    $   86,916
                                                              ==========    ==========    ==========





--------------------------------------------------------------------------------
    The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended July 31, 2005 and 2004
--------------------------------------------------------------------------------



1.  NATURE OF OPERATIONS AND GOING CONCERN

    Zeolite Exploration Company (hereinafter "the Company") filed for incorporation on May 11, 2001 under the laws of the state of Nevada primarily for the purpose of acquiring, exploring and developing mineral properties. The Company's fiscal year end is July 31st.

    The Company is actively seeking additional capital and management believes that the Company can develop mineral properties, which it has acquired in British Columbia. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavour. Furthermore, the Company is in the exploration stage, as it has not realized any significant revenues from its planned operations.

    The Company's financial statements have been presented on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had not incurred any revenue since its inception. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

    (a) Use of Estimates

        The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated accounts.

    (b) Exploration Stage Activities

        The Company has been in the exploration stage since its formation on May 11, 2001 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mining properties. Upon location of a commercial mineable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

    (c) Foreign Currency Transactions

        Through the course of business, the Company has received services that were billed in a currency other than the United States dollar, the Company's functional currency. Management has elected to value foreign currency transactions at average rates of exchange in effect during the reporting period. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended July 31, 2005 and 2004
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



    (d) Cash and Cash Equivalents

        For purposes of the Statement of Cash Flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

    (e) Exploration Costs

        In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.

    (f) Provision for Taxes

        At July 31, 2005, the Company had no operating revenue. No provision for taxes or tax benefit have been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

    (g) Basic and Diluted Loss per Share

         Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per shares was the same, as there were no common stock equivalents outstanding.

    (h) Financial Instruments

        The Company's financial instruments consist of cash and accounts payable. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency, or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

    (i) Recently Issued Accounting Standards

        In November 2004, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and waste material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this statement requires that all allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2006. Management does not expect the adoption of SFAS 151 to have a significant impact on the financial position or results of operations of the Company.

--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended July 31, 2005 and 2004
--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



    In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing
    Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As Such the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2006. Management does not expect the adoption of SFAS 152 to have a significant impact on the financial position or results of operations of the Company.

    In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended October 31, 2005. The Company is currently evaluating the impact of SFAS 153 on its financial statements.

    In December 2004, the FASB issued SFAS No. 123R "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2007. The Company is currently evaluating the impact of SFAS 123R on its financial statements.

    In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2007. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended July 31, 2005 and 2004
--------------------------------------------------------------------------------



3.  COMMON STOCK

    On May 11, 2001, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of consulting services in the amount of $253,500, legal and administrative fees in the amount of $21,000 and acquisition of mining claims for $500. These shares were issued pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

    In April 2003, 1,275,000 shares of common stock were issued for a cash consideration in the amount of $127,500. These shares were issued pursuant to exemption from registration contained in Section 3(b) of the Securities Act of 1933.

--------------------------------------------------------------------------------

ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
BALANCE SHEETS
                                                     January 31,      July 31,
                                                         2006           2005
                                                     (unaudited)
--------------------------------------------------------------------------------

                                     ASSETS


CURRENT

   Cash                                              $    70,327    $    86,916
                                                     ===========    ===========
--------------------------------------------------------------------------------

                                   LIABILITIES



CURRENT
   Accounts payable                                  $     6,818    $    12,813
                                                     -----------    -----------



                              STOCKHOLDERS' EQUITY


SHARE CAPITAL

    Common stock, 100,000,000 shares authorized;

    $0.00001 par value;

    6,275,000 shares issued and outstanding                   63             63

    Additional paid in capital                           410,737        402,437

    Deficit accumulated during development stage        (347,291)      (328,397)
                                                     -----------    -----------

                                                          63,509         74,103
                                                     -----------    -----------

                                                     $    70,327    $    86,916
                                                     ===========    ===========




--------------------------------------------------------------------------------
   (The accompanying notes are an integral part of these financial statements)


--------------------------------------------------------------------------------
ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)



                                          Three Months Ended            Six Months Ended         Cumulative
                                             January 31,                   January 31,              Since
                                         2006           2005           2006           2005        Inception
------------------------------------------------------------------------------------------------------------

REVENUE                              $      --      $      --      $      --      $      --      $      --
                                     -----------    -----------    -----------    -----------    -----------



EXPENSES
      Consulting services provided
         by officers                        --             --             --             --          254,793
      Legal fees                            --             --             --             --           20,000
      Exploration fees                      --             --             --            5,000         15,108
      General and administrative
        expenses                           6,872          6,451         18,894         11,903         57,390
                                     -----------    -----------    -----------    -----------    -----------


NET LOSS FOR THE
   PERIOD                            $    (6,872)   $    (6,451)   $   (18,894)   $   (16,903)   $  (347,291)
                                     ===========    ===========    ===========    ===========    ===========


NET LOSS PER COMMON SHARE
BASIC AND DILUTED                    $    (0.001)   $    (0.001)   $    (0.003)   $    (0.003)
                                     ===========    ===========    ===========    ===========



WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
BASIC AND DILUTED                      6,275,000      6,275,000      6,275,000      6,275,000
                                     ===========    ===========    ===========    ===========




--------------------------------------------------------------------------------
   (The accompanying notes are an integral part of these financial statements)


--------------------------------------------------------------------------------

ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------
                                                                                       Deficit
                                                                                     Accumulated
                                        Common Stock                   Additional      During
                                          Number                        Paid-in      Development
                                         of Shares        Amount        Capital         Stage            Total
                                        ------------   ------------   ------------   ------------    ------------
Inception - May 11, 2001                        --     $       --     $       --     $       --      $       --

Issuance of Common Stock for Mining
   Claims and Officers' Compensation       5,000,000             50        274,950           --           275,000

Issuance of Common Stock for Cash
   Consideration                           1,275,000             13        127,487           --           127,500


Net Loss for the Period                         --             --             --         (298,844)       (298,844)
                                        ------------   ------------   ------------   ------------    ------------

Balance, July 31, 2004                     6,275,000             63        402,437       (298,844)        103,656


Net Loss for the Period (unaudited)             --             --             --          (16,903)        (16,903)
                                        ------------   ------------   ------------   ------------    ------------

Balance, January 31, 2005 (unaudited)      6,275,000             63        402,437       (315,747)         86,753


Net Loss for the Period (unaudited)             --             --             --          (12,650)        (12,650)
                                        ------------   ------------   ------------   ------------    ------------

Balance, July 31, 2005                     6,275,000             63        402,437       (328,397)         74,103

Expenses paid by stockholder -
   additional paid-in capital                   --             --            8,300           --             8,300


Net Loss for the Period (unaudited)             --             --             --          (18,894)        (18,894)
                                        ------------   ------------   ------------   ------------    ------------

Balance, January 31, 2006 (unaudited)      6,275,000   $         63   $    410,737   $   (347,291)   $     63,509
                                        ============   ============   ============   ============    ============




--------------------------------------------------------------------------------
   (The accompanying notes are an integral part of these financial statements)


--------------------------------------------------------------------------------

ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)


                                                                     Six Months Ended        Cumulative
                                                                        January 31,            Since
                                                                    2006          2005       Inception
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                        $  (18,894)   $  (16,903)   $ (347,291)
  Changes in non-cash working capital
    Increase (decrease) in accounts payable                          (5,995)       10,260         6,818
  Adjustments to reconcile net loss for the period to net cash used by operating activities
      Stock issued for services                                        --            --         275,000
      Expenses paid by stockholder                                    8,300          --           8,300
                                                                 ----------    ----------    ----------

                                                                    (16,589)       (6,643)      (57,173)
                                                                 ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                               --            --         127,500
                                                                 ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES                                   --            --            --
                                                                 ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH                                     (16,589)       (6,643)       70,327

CASH, BEGINNING OF THE PERIOD                                        86,916       106,671          --
                                                                 ----------    ----------    ----------

CASH, END OF THE PERIOD                                          $   70,327    $  100,028    $   70,327
                                                                 ==========    ==========    ==========




--------------------------------------------------------------------------------
   (The accompanying notes are an integral part of these financial statements)

--------------------------------------------------------------------------------

ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company's Form 10-KSB Annual Report and other reports filed with the SEC.

     The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results any other interim period or for the fiscal year taken as whole.

2.   NATURE OF OPERATIONS AND GOING CONCERN

     Zeolite Exploration Company (hereinafter "the Company") filed for incorporation on May 11, 2001 under the laws of the state of Nevada primarily for the purpose of acquiring, exploring and developing mineral properties. The Company's fiscal year end is July 31st.

     On November 30, 2005, as a result of the closing of the Stock Purchase Agreement between the Company, Halter Financial Investments, L.P. ("HFI"), Alan W. Brandys and Douglas H. Hopper, HFI became the Company's controlling stockholder, owning approximately 78.9% of the Company's issued and outstanding shares of common capital stock. HFI used "working capital" to purchase the 4,950,000 shares of common stock from Messers Brandys and Hopper. Before the execution of the Stock Purchase Agreement, the Company's controlling stockholders were Messers Brandys and Hopper.

     As a result of the change in control, the Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method. In addition, the Company intends to not pursue its rights to develop mineral rights in British Columbia, Canada.

     The Company's financial statements have been presented on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had not incurred any revenue since its inception. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

     The Company anticipates future sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

--------------------------------------------------------------------------------

ZEOLITE EXPLORATION COMPANY
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


2.   NATURE OF OPERATIONS AND GOING CONCERN (continued)

     If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity. In the event the Company is unable to acquire advances from management and/or significant
     stockholders,   the  Company's  ongoing   operations  would  be  negatively
     impacted.

     It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

     While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach its goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business activities.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

     Recently Issued Accounting Standard

     In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" ("SFAS 155"). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2008. Management does not expect the adoption of SFAS 155 to have a significant impact on the financial position or results of operations of the Company.

4.   SUBSEQUENT EVENT

     On February 14, 2006, the Company effected a one-for-two reverse split of its common stock. As a result of the reverse split, the Company has 3,137,500 shares issued and outstanding.

  HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS                  Registered with the Public Company
  5 Triad Center, Suite 750                       Accounting Oversight Board
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
  Faith Bloom Limited

We have audited the accompanying consolidated balance sheets of Faith Bloom Limited and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Faith Bloom Limited and subsidiaries as of December 31, 2003 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
January 26, 2006



                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

              FAITH BLOOM LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                             December 31,          September 30,
                                                                     ----------------------------
                                                                         2003            2004           2005
----------------------------------------------------------------------------------------------------------------
                                                                                                     (Unaudited)
ASSETS
Current Assets
Cash and cash equivalents                                            $  2,392,280    $ 10,409,891   $  6,256,975
Trade accounts receivable, less allowance for doubtful accounts
  of $27,201, $19,888 and $0 (unaudited), respectively                  3,549,155       3,761,726      4,055,109
Other non-trade receivables, less allowance for doubtful accounts
  of $1,765, $0, and $43 (unaudited), respectively                      1,346,261           1,472      4,050,528
Advances to suppliers                                                      51,528            --          367,029
Inventory                                                               1,589,065       1,264,489      2,274,368
Other current asset                                                          --              --            9,828
----------------------------------------------------------------------------------------------------------------
Total Current Assets                                                    8,928,289      15,437,578     17,013,837
Property and Equipment, net of accumulated depreciation of
$2,497,503, $3,401,624, and $2,653,713 (unaudited), respectively       12,883,879      12,547,242      8,681,942
Construction in Progress                                                   95,722            --             --
Intangible Assets, net of accumulated amortization of $709,844,
$898,261 and $0 (unaudited), respectively                               7,983,378       7,795,486           --
----------------------------------------------------------------------------------------------------------------

Total Assets                                                         $ 29,891,268    $ 35,780,306   $ 25,695,779
================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade accounts payable                                               $  2,240,307    $  2,033,652   $    896,958
Other payables and accrued expenses                                     1,725,679       1,653,404      1,882,287
Income and other taxes payable                                          2,357,267       3,715,878      2,831,156
Advances from customers                                                    87,048          75,515           --
Accounts payable - related party                                        1,341,010          52,854      2,767,396
Short-term loans payable                                                1,208,167            --             --
Short-term notes payable                                                   96,653            --             --
----------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                               9,056,131       7,531,303      8,377,797
----------------------------------------------------------------------------------------------------------------
Shareholders' Equity
Common shares - $0.01 par value; 10,000,000 shares, 10,000,000
shares and 10,000,000 shares (unaudited) outstanding, respectively        100,000         100,000        100,000
Additional paid-in capital                                             16,558,387      16,558,387      8,509,315
Receivable from shareholder                                                  --              --       (3,444,924)
Retained earnings                                                       4,177,747      11,590,085     11,899,421
Accumulated other comprehensive income (loss)                                (997)            531        254,170
----------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                             20,835,137      28,249,003     17,317,982
----------------------------------------------------------------------------------------------------------------

Total Liabilities and Shareholders' Equity                           $ 29,891,268    $ 35,780,306   $ 25,695,779
================================================================================================================



      See the Accompanying Notes to the Consolidated Financial Statements.

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME


                                               For the Years Ended         For the Nine Months Ended
                                                   December 31,                   September 30,
                                          ----------------------------    ---------------------------
                                               2003            2004            2004            2005
------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)     (Unaudited)
Revenues                                  $ 30,380,446    $ 50,623,468    $ 36,846,272    $ 43,773,461
Cost of Revenues                            24,267,095      36,650,707      27,109,708      30,100,498
------------------------------------------------------------------------------------------------------
Gross Profit                                 6,113,351      13,972,761       9,736,564      13,672,963
------------------------------------------------------------------------------------------------------
Operating Expenses
Selling expense                                545,463       1,276,207         945,501       1,143,559
General and administrative expense           1,240,676         926,174         697,083         686,388
Impairment of property and equipment              --           230,846            --              --
------------------------------------------------------------------------------------------------------
Total Operating Expenses                     1,786,139       2,433,227       1,642,584       1,829,947
------------------------------------------------------------------------------------------------------
Income from Operations                       4,327,212      11,539,534       8,093,980      11,843,016
------------------------------------------------------------------------------------------------------
Other Income (Expense)
Interest income                                  6,939          22,848           5,915          56,405
Interest expense                              (219,390)         (5,331)         (5,331)           --
------------------------------------------------------------------------------------------------------
Net Other Income (Expense)                    (212,451)         17,517             584          56,405
------------------------------------------------------------------------------------------------------
Income Before Income Taxes                   4,114,761      11,557,051       8,094,564      11,899,421
Provision for Income Taxes                   1,624,547       4,144,713       2,671,206            --
------------------------------------------------------------------------------------------------------

Net Income                                $  2,490,214    $  7,412,338    $  5,423,358    $ 11,899,421
======================================================================================================

Basic and Diluted Earnings Per Share      $       0.25    $       0.74    $       0.54    $       1.19
======================================================================================================

Basic and Diluted Weighted-Average
Shares Outstanding                          10,000,000      10,000,000      10,000,000      10,000,000
======================================================================================================

Net Income                                $  2,490,214    $  7,412,338    $  5,423,358    $ 11,899,421
Foreign currency translation adjustment         (1,142)          1,528           1,146         253,639
------------------------------------------------------------------------------------------------------

Comprehensive Income                      $  2,489,072    $  7,413,866    $  5,424,504    $ 12,153,060
======================================================================================================




      See the Accompanying Notes to the Consolidated Financial Statements.


                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                   Common Shares            Additional      Receivable
                                           ----------------------------      Paid-in           From
                                              Shares           Amount        Capital        Shareholder
-------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                   10,000,000    $    100,000    $ 16,558,387    $       --

Net income for the year                            --              --              --         2,490,214
Foreign currency translation adjustment            --              --              --              --
-------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                   10,000,000         100,000      16,558,387            --

Net income for the year                            --              --              --         7,412,338
Foreign currency translation adjustment            --              --              --              --
-------------------------------------------------------------------------------------------------------

Balance, December 31, 2004                   10,000,000         100,000      16,558,387            --

Noncash capital contribution (unaudited)      9,348,066          93,481       8,516,365      (3,444,924)

Distribution to shareholders (unaudited)     (9,348,066)        (93,481)    (16,565,437)           --

Net income for the period (unaudited)              --              --              --              --
Foreign currency translation
 adjustment (unaudited)                            --              --              --              --
-------------------------------------------------------------------------------------------------------

Balance, September 30, 2005 (Unaudited)      10,000,000    $    100,000    $  8,509,315    $ (3,444,924)
=======================================================================================================

                                                            Accumulated
                                                               Other           Total
                                             Retained      Comprehensive  Stockholders'
                                             Earnings         Income          Equity
---------------------------------------------------------------------------------------
Balance, December 31, 2002                 $  1,687,533    $        145    $ 18,346,065

Net income for the year                            --         2,490,214
Foreign currency translation adjustment            --            (1,142)         (1,142)
---------------------------------------------------------------------------------------

Balance, December 31, 2003                    4,177,747            (997)     20,835,137

Net income for the year                            --         7,412,338
Foreign currency translation adjustment            --             1,528           1,528
---------------------------------------------------------------------------------------

Balance, December 31, 2004                   11,590,085             531      28,249,003

Noncash capital contribution (unaudited)           --              --         5,164,922

Distribution to shareholders (unaudited)    (11,590,085)           --       (28,249,003)

Net income for the period (unaudited)        11,899,421            --        11,899,421
Foreign currency translation
 adjustment (unaudited)                            --           253,639         253,639
---------------------------------------------------------------------------------------

Balance, September 30, 2005 (Unaudited)    $ 11,899,421    $    254,170    $ 17,317,982
=======================================================================================




      See the Accompanying Notes to the Consolidated Financial Statements.


                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              For the Years Ended         For the Nine Months Ended
                                                                  December 31,                   September 30,
                                                         ----------------------------    ----------------------------
                                                             2003            2004            2004            2005
                                                                                          (Unaudited)     (Unaudited)
---------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
Net income                                               $  2,490,213    $  7,412,338    $  5,423,358    $ 11,899,421
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                               1,055,091       1,092,297         814,353         929,504
Impairment of property and equipment                             --           230,838            --              --
Change in current assets and liabilities:
Trade accounts receivable                                  (2,982,866)       (212,347)        275,439         894,385
Other non-trade receivables                                (1,322,012)      1,344,821       1,334,437      (4,307,262)
Advances to suppliers                                         864,308          51,530        (280,670)       (289,575)
Inventories                                                  (468,771)        324,660         331,274        (969,973)
Other current assets                                             --              --              --            (9,717)
Accounts payable                                            1,470,903        (206,783)        109,365      (1,169,706)
Other payables and accrued expenses                           991,161         (72,376)        (24,769)        189,026
Income and other taxes payable                              1,463,828       1,358,419       1,265,726       2,799,192
Advances from customers                                        87,049         (11,538)        (87,051)        (76,365)
---------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                   3,648,904      11,311,859       9,161,462       9,888,930
---------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
Purchases of property and equipment                        (2,858,884)       (701,619)       (303,331)     (3,664,766)
---------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                      (2,858,884)       (701,619)       (303,331)     (3,664,766)
---------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
Net change in short-term loans                             (1,570,636)     (1,208,196)     (1,208,196)           --
Net change in short-term notes payable                         96,655         (96,656)        (96,656)           --
Change in accounts payable - related parties                1,341,027      (1,288,190)     (1,295,445)     (2,654,381)
Distribution to shareholders                                     --              --              --        (7,822,477)
---------------------------------------------------------------------------------------------------------------------
Net Cash Used In Financing Activities                        (132,954)     (2,593,042)     (2,600,297)    (10,476,858)
---------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                          (113)            413             161          99,778
---------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents       (4,152,916)
Cash and Cash Equivalents at Beginning of Period            1,735,327       2,392,280       2,392,280      10,409,891
---------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period               $  2,392,280    $ 10,409,891    $  8,650,275    $  6,256,975
=====================================================================================================================

Supplemental Cash Flow Information
Taxes paid                                               $  1,078,986    $  2,675,371    $  1,224,518    $  1,992,077
Interest paid                                                 219,390           5,346           5,346            --
=====================================================================================================================

Schedule of Noncash Investing and Financing Activities
Noncash distribution to shareholders:
Other non-trade receivables                              $       --      $       --      $       --      $   (301,111)
Land and building                                                --              --              --        (5,821,565)
Intangible assets                                                --              --              --        (7,795,486)
Liability incurred                                               --              --              --        (1,343,442)
---------------------------------------------------------------------------------------------------------------------

                                                         $       --      $       --      $       --      $(15,261,604)
=====================================================================================================================



      See the Accompanying Notes to the Consolidated Financial Statements.

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

On March 2, 1998, a group of 19 investors (referred to herein as the Investors), of which Mr. Chen Xiangzhi (Mr. Chen) holds a controlling interest, formed Shandong Shengda Nano Co., Ltd. (Shengda Nano) under the laws of the People's Republic of China (PRC). Shengda Nano has developed, and manufactures and markets, nano-sized precipitated calcium carbonate (NPCC) in China for use in the production of automobile tires.

On November 13, 2001, the Investors formed Shandong Shengda Chemical Co., Ltd. (Shengda Chemical) under the laws of the People's Republic of China. Shengda Chemical manufactures and sells ammonium bicarbonate, liquid ammonia and methanol in China for use as chemical fertilizer and in the production of other organic and inorganic chemical products including formaldehyde and pesticides.

During September 2004, the Investors formed Dongfang Nano-Materials Pte. Limited, a Singapore private limited company, subsequently renamed Eastern Nano-Materials Holdings Pte. Ltd. (Eastern Nano), and formed Shandong Haize Nano Co. Ltd. (Haize Nano) and Shandong Bangsheng Chemical Co. Ltd. (Bangsheng Chemical) as subsidiaries of Eastern Nano in the People's Republic of China (the Eastern Nano Subsidiaries). On November 24, 2004, the Investors agreed to transfer the operations, assets and liabilities of Shengda Nano and Shengda Chemical, except for their land, land use rights, buildings and certain other assets, (the acquired assets) to the Eastern Nano Subsidiaries. In June 2005, the Eastern Nano Subsidiaries purchased the acquired assets for $8,609,846. The purchase was financed and paid by Mr. Chen personally borrowing $5,250,000 from a third-party lender, paying $5,164,922 thereof to the Investors and the Eastern Nano Subsidiaries committing to pay Shengda Nano and Shengda Chemical or the Investors an additional $3,444,924. The payments were made to the Investors in order to accomplish the transfer in accordance with Chinese law and in accordance with the terms of the purchase agreement. Immediately thereafter, the Investors each repaid their proportionate share of Mr. Chen's note payable to the third-party. The land and buildings that Shengda Nano and Shengda Chemical retained were thereafter leased to the Eastern Nano Subsidiaries.

The transfer of the operations, assets and liabilities to the Eastern Nano Subsidiaries was recognized in June 2005 as a reorganization of Shengda Nano and Shengda Chemical into the Eastern Nano Subsidiaries. The assets and liabilities of Shengda Nano and Shengda Chemical were recorded at their historical carrying value of $28,249,003. The fair value of the net assets retained by Shengda Nano and Shengda Chemical were as follows:

Distribution to shareholders:
  Cash                                                               $ 7,822,477
  Other non-trade receivables                                            301,111
  Land and building                                                    5,821,565
  Intangible assets                                                    7,795,486
  Liability incurred                                                   1,343,442
--------------------------------------------------------------------------------
                                                                     $23,084,081
================================================================================

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


Those net assets and the $5,164,922 paid to the Investors by Mr. Chen were recognized as capital distributions to the Investors. The repayment by the Investors of Mr. Chen's note payable to the third-party lender was recognized as an $8,609,846 noncash capital investment in Eastern Nano by the Investors, net of a $3,444,924 receivable from a shareholder. The accompanying consolidated financial statements include the operations of Shengda Nano and Shengda Chemical for the periods prior to the reorganization and the operations of Eastern Nano and its subsidiaries for the periods after the reorganization.

On November 15, 2005, the Investors formed Faith Bloom Limited (Faith Bloom) under the laws of the British Virgin Islands. On December 31, 2005, Eastern Nano transferred the Eastern Nano Subsidiaries to Faith Bloom in exchange for the issuance of 10,000,000 common shares to the Investors. The transfer of the Eastern Nano Subsidiaries to Faith Bloom was recognized as a reorganization of Eastern Nano and the Eastern Nano Subsidiaries into Faith Bloom with the assets and liabilities remaining at their historical cost. The accompanying consolidated financial statements have been restated on a retro active basis to present the reorganization of the Eastern Nano Subsidiaries into Faith Bloom as though the reorganization had been in place for all periods presented and the 10,000,000 common shares issued to the Investors had been outstanding for all periods presented.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the operating subsidiaries in China is the Chinese Yuan (Renminbi); however, the accompanying financial statements have been expressed in United States dollars since the Company has been acquired by a United States domestic corporation. The accompanying consolidated balance sheets have been translated into U.S. dollars at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations have been translated using the average exchange rates prevailing during the periods of each statement.

Consolidation - The financial statements as of and for the years ended December 31, 2003 and 2004 and for the nine months ended September 30, 2004 include the operations of Shengda Chemical and Shengda Nano. The financial statements as of and for the nine months ended September 30, 2005 include the operations of Faith Bloom and its subsidiaries, Bangsheng Chemical and Haize Nano. All significant inter-company balances and transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amounts reported in the consolidated balance sheets for trade accounts receivable, other non-trade receivables, advances to suppliers, accounts receivable - related parties, trade accounts payable, other payables and accrued expenses, advances from customers, and accounts payable - related parties approximate fair value because of the immediate or short-term maturity of these financial instruments.

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)



Cash and Cash Equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade Receivables and Allowance for Doubtful Accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts. Because all receivables were collected subsequent September 30, 2005, the Company did not record an allowance for doubtful accounts at September 30, 2005.

Inventory - Inventories are stated at the lower of average cost or net realizable value.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts.

Intangible  Assets  -  Acquisition  costs  on  patents,  trademarks,   licenses,
techniques, formulas, land use rights, and other intangible assets are capitalized and amortized using the straight-line method over their estimated useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets.

Advances to Suppliers and Advances from Customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials, or receive advance payments from customers. Advances to suppliers were $51,528 and $0 as of December 31, 2003 and 2004, and $367,029 as of September 30, 2005 (unaudited). Advances from customers as of December 31, 2003 and 2004 were $87,048 and $75,515.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


Shipping and Handling Costs - Shipping and handling billed to customers is recorded as revenue. Shipping and handling costs are included in cost of revenues.

Retirement Benefit Plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Comprehensive Income - Other comprehensive income presented in the accompanying consolidated financial statements consists of cumulative foreign currency translation adjustments.

Credit Risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk.

The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

Recently Enacted Accounting Standards - In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs - An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005. Early adoption is permitted.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets--An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.


                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)



The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3 - INVENTORY

Inventory consisted of the following:

                                              December 31,
                                         -----------------------   September 30,
                                            2003         2004           2005
--------------------------------------------------------------------------------
                                                                   (Unaudited)
Raw materials                            $1,294,208   $1,085,507   $   1,966,622
Finished goods                              294,857      178,982         307,746
--------------------------------------------------------------------------------
Total inventory                          $1,589,065   $1,264,489   $   2,274,368
================================================================================

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                         December 31,
                                     ----------------------------    September 30,
                                         2003            2004            2005
----------------------------------------------------------------------------------
                                                                      (Unaudited)
Building                             $  4,072,251    $  4,072,497    $      70,100
Plant, machinery and equipment          5,903,748      11,635,853       11,193,675
Motor vehicle                             142,636         142,645             --
Office equipment                        5,262,747          97,871           71,880
----------------------------------------------------------------------------------
Total                                  15,381,382      15,948,866       11,335,655
Less:  Accumulated depreciation        (2,497,503)     (3,401,624)      (2,653,713)
----------------------------------------------------------------------------------
Property, plant and equipment, net   $ 12,883,879    $ 12,547,242    $   8,681,942
==================================================================================


Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which were as follows:

 Asset                                          Life
----------------------------------------------------------
Building                                       15-25
Plant, machinery and equipment                 10-17
Motor vehicle                                   5-10
Office equipment                                3-5
----------------------------------------------------------


Depreciation expense was $866,235 and $903,930 for the years ended December 31, 2003 and 2004, and $673,078 and $786,634 for the nine months ended September 30, 2004 and 2005.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of a land use right and a proprietary non-patent production technique. Upon reorganization of the Company, the land use right and the non-patent production technique were distributed to Shengda Chemical and Shengda Nano, respectively.

Amortization expense was $188,856 and $188,367 for the years ended December 31, 2003 and 2004, and $141,275 and $142,870 for the nine months ended September 30, 2004 and 2005.


                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


NOTE 6 - INCOME TAXES

The  Company  is not  subject to any  income  taxes in the United  States or the
British  Virgin  Islands.   Enterprises  with  foreign  investment  and  foreign
enterprises doing business in the People's Republic of China (PRC) are generally subject to federal  (state)  enterprise  income tax at a rate of 30% and a local income tax at a rate of 3%.  Effective at the beginning of 2005, the Company was granted a "tax  holiday"  that  allows the  Company  to be exempt  from both the federal  and local  income  taxes for the first two  profitable  years after all accumulated  losses  have been  reduced to zero.  The "tax  holiday"  allows the
Company to be exempt from 50% of both the federal and local  income taxes during the third through the fifth years.  The reduced federal and local rates for 2007 through 2009 are 15% and 1.5%, respectively.

Income tax expense consists of:

                                           For the Years Ended      For the Nine Months Ended
                                              December 31,                 September 30,
                                       -------------------------    -------------------------
                                          2003           2004           2004          2005
---------------------------------------------------------------------------------------------
                                                                    (Unaudited)   (Unaudited)
Continuing operations                  $ 1,624,547   $ 4,220,892    $ 2,671,206   $      --
Impairment of property and equipment          --         (76,179)          --            --
---------------------------------------------------------------------------------------------
Income tax expense                     $ 1,624,547   $ 4,144,713    $ 2,671,206   $      --
=============================================================================================

Income taxes payable are included in income and other taxes payable on the accompanying balance sheet. Income and other taxes payable consist of the following:

                                                 December 31,     September 30,
                                      -------------------------   -------------
                                          2003         2004           2005
-------------------------------------------------------------------------------
                                                                   (Unaudited)

Value added tax                       $ 1,399,019   $ 1,561,308   $     324,681
Income tax                                551,605     1,549,772       2,458,849
City maintenance tax                       97,883       109,243             (49)
Housing property tax                        8,466         7,305           7,471
Tenure tax                                  3,625         3,625           9,886
Land use tax                                2,320         3,863           7,901
Surtax, insurance, other                  294,349       480,762          22,417
-------------------------------------------------------------------------------
Total income and other taxes payable  $ 2,357,267   $ 3,715,878   $   2,831,156
===============================================================================




Following is a reconciliation of income taxes calculated at the federal and local statutory rates (30% and 3%, respectively) to actual income tax expense:


                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


                                                    For the Years Ended       For the Nine Months Ended
                                                        December 31,                September 30,
                                                 -------------------------    -------------------------
                                                    2003          2004           2004          2005
                                                 ------------------------------------------------------
                                                                                (Unaudited) (Unaudited)
Income tax calculated at the federal and local
  statutory rates (30% and 3% respectively)      $ 1,357,871   $ 3,813,827    $ 2,671,206   $ 3,926,809
Non-refundable monthly overpayments based on
  preliminary estimates                              266,676       330,886           --            --
Tax holiday                                             --            --             --      (3,926,809)
-------------------------------------------------------------------------------------------------------

Actual income tax expense                        $ 1,624,547   $ 4,144,713    $ 2,671,206   $      --
=======================================================================================================



If the Company had not been in tax holiday for the nine months ended September 30, 2005, net income would have been $7,972,612, and earnings per share would have been $.80.

Deferred taxes in respect of temporary timing differences between carrying amounts of assets and liabilities for financial reporting and amounts used for tax reporting purposes are immaterial.


NOTE 7 - NOTES PAYABLE

Notes payable consisted of the following:

                                               December 31,        September 30,
                                       -------------------------    ------------
                                           2003          2004          2005
--------------------------------------------------------------------------------
                                                                    (Unaudited)
Note payable to bank (with no interest
and due in six months)                 $    96,653   $      --     $        --
--------------------------------------------------------------------------------
                                       $    96,653   $      --     $        --
================================================================================

NOTE 8 - STOCKHOLDERS' EQUITY

Receivable from Shareholder - Since Eastern Nano was not incorporated in the PRC, it obtained approval from the Chinese government to organize Haize Nano and Bangsheng Chemical in the PRC. Capital contributions totaling $8,609,846 were approved, and Haize Nano and Bangsheng Chemical initially received 60% of the approved contribution, or $3,382,507 and $1,782,416, respectively. Upon the reorganization described in Note 1, the remaining 40% was recorded as a receivable from shareholder. Haize Nano and Bangsheng Chemical received $2,256,715 and $1,188,208, respectively during January 2006. A payable to related parties totaling $2,767,396 has been recorded in the accompanying balance sheet as of September 30, 2005 (unaudited).

NOTE 9 - SEGMENT INFORMATION

The Company operates the following segments:

Nano-Materials - The Company is engaged in the development, manufacture, and marketing of nano-sized ultra fine Precipitated Calcium Carbonated (NPCC). Limestone is converted into NPCC by a proprietary production method. The unique chemical and physical attributes make NPCC a valuable functional ingredient in tire products.

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)



Chemical  - The  Company  is  also  engaged  in  the  manufacture  and  sale  of ammonia-based products, namely ammonium bicarbonate, liquid ammonia, and methanol. The ammonia-based products are mainly used as chemical fertilizers and raw materials for the production of other chemical products (both organic and inorganic,) including formaldehyde and pesticides.

Certain segment information as of and for the years ended December 31, 2003 and 2004, and as of and for the nine months ended September 30, 2004 and 2005 is as follows:

                                                          Nano-
Year ended December 31, 2003               Chemical     Materials       Total
--------------------------------------------------------------------------------
Revenues from external customers         $22,351,824   $ 8,028,622   $30,380,446
Cost of revenues                          19,215,034     5,052,061    24,267,095
Selling expenses                              60,788       484,675       545,463
General and administrative expenses          660,203       580,473     1,240,676
Depreciation and amortization                511,833       543,258     1,055,091
Interest expense                              20,048       199,342       219,390
Segment income                             1,387,163     1,103,051     2,490,214
Segment assets                            16,782,343    13,108,925    29,891,268
Expenditures for segment assets            1,554,830     1,303,250     2,858,080

                                                          Nano-
Year ended December 31, 2004               Chemical     Materials       Total
--------------------------------------------------------------------------------
Revenues from external customers         $37,675,117   $12,948,351   $50,623,468
Cost of revenues                          28,526,258     8,124,449    36,650,707
Selling expenses                             354,402       921,806     1,276,207
General and administrative expenses          499,624       426,550       926,174
Depreciation and amortization                537,710       555,587     1,092,297
Interest expense                                --           5,331         5,331
Segment income                             5,328,403     2,083,935     7,412,338
Segment assets                            23,096,848    12,683,458    35,780,306
Expenditures for segment assets              702,608          --         702,608

                                                           Nano-
Nine Months ended September 30, 2004       Chemical      Materials       Total
--------------------------------------------------------------------------------
Revenues from external customers         $27,224,476   $ 9,621,796   $36,846,272
Cost of good sold                         20,883,157     6,226,551    27,109,708
Selling expenses                             245,892       699,610       945,502
General and administrative expenses          348,504       348,579       697,083
Depreciation and amortization                398,399       415,773       814,172
Interest expense                               5,331         5,346         5,331
Segment income (loss)                      3,717,011     1,706,347     5,423,358
Segment assets                            22,000,010    11,978,725    33,978,735
Expenditures for segment assets              303,902          --         303,902

                                                          Nano-
Nine Months ended September 30, 2005       Chemical     Materials        Total
--------------------------------------------------------------------------------
Revenues from external customers         $32,849,943   $10,923,518   $43,773,461
Cost of goods sold                        23,265,359     6,835,139    30,100,498
Selling expenses                             371,612       771,946     1,143,558
General and administrative expenses          443,438       242,264       885,702
Depreciation and amortization                390,116       370,366       760,482
Interest expense                                --            --            --
Segment income (loss)                      8,819,203     3,080,904    11,900,107
Segment assets                            15,187,513    10,496,401    25,683,914
Expenditures for segment assets            2,716,747          --       2,716,747

                      FAITH BLOOM LIMITED AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
 (Information with Respect to September 30, 2005, and for the Nine Months Ended
                   September 30, 2005 and 2004 is Unaudited.)


NOTE 10 - COMMITMENTS AND CONTINGENCIES

Economic environment - Since all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

Leases - After the reorganization of Haize Nano and Bangsheng Chemical into Eastern Nano, Haize Nano and Bangsheng Chemical entered into agreements to lease land, buildings and certain equipment from Shengda Nano and Shengda Chemical. Future minimum lease payments under the agreements are as follows:

                                             Land and
                                             Buildings    Equipment     Total
--------------------------------------------------------------------------------

October 1, 2005 thru December 31, 2005      $  100,516   $   50,025   $  150,541
2006                                           401,878      200,099      601,977
2007                                           401,878      200,099      601,977
--------------------------------------------------------------------------------
Total Commitments                           $  904,272   $  450,223   $1,354,495
================================================================================

NOTE 10 - CONCENTRATIONS

Significant customers - Liquid ammonia (a primary product) is sold to only a small number of major customers with large orders located within a short distance of the Company's facilities. Although no customer individually accounted for more than 10% of the Company's revenues for the fiscal year ended September 30, 2005 in the aggregate, the Company's five largest customers in several market segments such as tires and PVC accounted for approximately 51.67% and 66.23 % of the Company's revenues in fiscal 2005 and 2004, respectively.

                           ZEOLITE EXPLORATION COMPANY
             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 2, 1998, a group of 19 investors (referred to herein as the Investors) formed Shandong Shengda Nano Co., Ltd. (Shengda Nano) under the laws of the People's Republic of China (PRC). Shengda Nano has developed, and manufactures and markets, nano-sized precipitated calcium carbonate (NPCC) in China for use in the production of automobile tires.

On November 13, 2001, the Investors formed Shandong Shengda Chemical Co., Ltd. (Shengda Chemical) under the laws of the People's Republic of China. Shengda Chemical manufactures and sells ammonium bicarbonate, liquid ammonia and methanol in China for use as chemical fertilizer and in the production of other organic and inorganic chemical products including formaldehyde and pesticides.

During September 2004, the Investors formed Dongfang Nano-Materials Pte. Limited, a Singapore private limited company, subsequently renamed Eastern Nano-Materials Holdings Pte. Ltd. (Eastern Nano), and formed Shandong Haize Nano Co. Ltd. (Haize Nano) and Shandong Bangsheng Chemical Co. Ltd. (Bangsheng Chemical) as subsidiaries of Eastern Nano in the People's Republic of China (the Eastern Nano Subsidiaries). On November 24, 2004, the Investors agreed to transfer the operations, assets, and liabilities of Shengda Nano and Shengda Chemical, except for their land, land use rights, buildings and certain other assets, to the Eastern Nano Subsidiaries. The transfer of the operations, assets and liabilities to the Eastern Nano Subsidiaries was recognized in June 2005 as a reorganization of Shengda Nano and Shengda Chemical into the Eastern Nano Subsidiaries.

On November 15, 2005, the Investors formed Faith Bloom Limited (Faith Bloom) under the laws of the British Virgin Islands. On December 31, 2005, Eastern Nano transferred the Eastern Nano Subsidiaries to Faith Bloom in exchange for the issuance of 10,000,000 common shares to the Investors. The transfer of the Eastern Nano Subsidiaries to Faith Bloom was recognized as a reorganization of Eastern Nano and the Eastern Nano Subsidiaries into Faith Bloom with the assets and liabilities remaining at their historical cost.

On March 31, 2006, Faith Bloom issued 1,293,795 ordinary shares to certain outside institutional and accredited investors in exchange for $13,982,714 in cash, net of offering costs and estimated registration costs. On that same date the shareholders of Faith Bloom entered into an agreement with Zeolite Exploration Company, a Nevada corporation (ZEC), to sell all of its 11,293,795 issued and outstanding ordinary shares of common stock in exchange for 50,957,603 shares of ZEC common stock in a reverse acquisition. After the acquisition, the Investors will own 94.2% of the issued and outstanding share capital of ZEC.

The accompanying unaudited pro forma condensed consolidated financial information have been prepared to present the effects of the issuance of the Faith Bloom ordinary shares and the reverse acquisition of Faith Bloom by ZEC. The financial information was prepared using the balance sheet of Faith Bloom as of September 30, 2005, and the balance sheet of ZEC as of October 31, 2005 (unaudited); the income statement of Faith Bloom for the nine months ended September 30, 2005, and the income statement of ZEC for the nine months ended October 31, 2005 (unaudited); the income statement of Faith Bloom for the year ended December 31, 2004, and the income statement of ZEC for the year ended January 31, 2005 (unaudited). The accompanying unaudited pro forma condensed consolidated financial information have been prepared assuming a balance sheet date of September 30, 2005, and income statement periods for the nine months ended September 30, 2005, and for the year ended December 31, 2004.

Zeolite did a 1 for 2 reverse stock split in February 2006. The historical and pro forma financial statements have been adjusted to reflect the event.

The unaudited pro forma financial information is only illustrative of the effects of these transactions and does not necessarily reflect the results of operations that would have resulted had the transactions actually occurred on January 1, 2005 and 2004. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2004 or the nine month period ended September 30, 2005, or any other period.


Zeolite Exploration Company
Pro Forma Balance Sheet Assuming the Acquisition of
Faith Bloom Limited
September 30, 2005
(Unaudited)                                            September 30, 2005    October 31, 2005
                                                          Faith Bloom             Zeolite         Pro Forma          Pro Forma
                                                          (Unaudited)           (Unaudited)      Adjustments       (Unaudited)
                                                       ------------------    ----------------    ------------      ------------
ASSETS
Current assets
Cash and cash equivalents                              $        6,256,975    $         73,189    $ 13,982,714   A  $ 20,312,878
Trade accounts receivable, less allowance for
  doubtful accounts of $0                                       4,055,109                --              --           4,055,109
Other non-trade receivables, less allowance for
  doubtful accounts of $43                                      4,050,528                --              --           4,050,528
Advances to suppliers                                             367,029                --              --             367,029
Inventory                                                       2,274,368                --              --           2,274,368
Other current assets                                                9,828                --              --               9,828
-------------------------------------------------------------------------    ----------------    ------------      ------------
 Total current assets                                          17,013,837              73,189      13,982,714        31,069,740
-------------------------------------------------------------------------    ----------------    ------------      ------------
Non-current assets
Property and equipment                                          8,681,942                --              --           8,681,942
-------------------------------------------------------------------------    ----------------    ------------      ------------
Total non-current assets                                        8,681,942                --              --           8,681,942
-------------------------------------------------------------------------    ----------------    ------------      ------------
Total assets                                           $       25,695,779    $         73,189    $ 13,982,714      $ 39,751,682
=========================================================================    ================    ============      ============

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Trade accounts payable                                 $          896,958    $         11,108    $       --        $    908,066
Accrued expenses                                                1,882,287                --              --           1,882,287
Taxes payable                                                   2,831,156                --              --           2,831,156
Accounts payable - related party                                2,767,396                --              --           2,767,396
-------------------------------------------------------------------------    ----------------    ------------      ------------
Total current liabilities                                       8,377,797              11,108            --           8,388,905
-------------------------------------------------------------------------    ----------------    ------------      ------------
Shareholder's equity
Common shares, 10,000,000, 3,137,500, and 54,095,103              100,000                  31          12,938   A           541
    shares outstanding, respectively                                                                 (112,428)  B
Additional paid-in capital                                      8,509,315             402,469      13,969,776   A    22,653,569
                                                                                                     (227,991)  B
Receivable from shareholder                                    (3,444,924)               --              --          (3,444,924)
Retained earnings (deficit)                                    11,899,421            (340,419)        340,419   B    11,899,421
Accumulated other comprehensive income                            254,170                --              --             254,170
-------------------------------------------------------------------------    ----------------    ------------      ------------
Total shareholder's equity                                     17,317,982              62,081      13,982,714        31,362,777
-------------------------------------------------------------------------    ----------------    ------------      ------------
Total liabilities and shareholder's equity             $       25,695,779    $         73,189    $ 13,982,714      $ 39,751,682
=========================================================================    ================    ============      ============

Balance Sheet

     A Issuance of 1,293,795 shares of Faith Bloom $0.01 par value ordinary shares in exchange for $13,982,714 in cash, net of offering costs and estimated registration costs.

     B Issuance of 50,957,603 shares of ZEC $.00001 par value common stock in exchange for 11,293,795 shares of Faith Bloom ordinary shares in a reverse acquisition. The shares were valued using the fair value of the net assets of ZEC ($62,081). The retained deficit of ZEC was eliminated.


Zeolite Exploration Company
Consolidated Pro Forma Income Statements
For the Year Ended December 31, 2004 (Unaudited)



                                       For the Year Ended    For the Year Ended
                                        December 31, 2004     January 31, 2005
                                           Faith Bloom            Zeolite           Pro Forma     Pro Forma
                                           (Unaudited)          (Unaudited)        Adjustments   (Unaudited)
                                       ------------------    ------------------    -----------   ------------

Revenues                               $       50,623,468    $             --      $      --     $ 50,623,468

Cost of revenues                               36,650,707                  --             --       36,650,707
---------------------------------------------------------    ------------------    -----------   ------------

Gross profit                                   13,972,761                  --             --       13,972,761
---------------------------------------------------------    ------------------    -----------   ------------

Operating expenses
  Selling expenses                              1,276,207                  --             --        1,276,207
  General and administrative                      926,174                13,532           --          939,706
  Exploration fees                                   --                   5,000           --            5,000
  Impairment of property & equipment              230,846                  --             --          230,846
---------------------------------------------------------    ------------------    -----------   ------------
Total operating expenses                        2,433,227                18,532           --        2,451,759
---------------------------------------------------------    ------------------    -----------   ------------

Income (loss) from operations                  11,539,534               (18,532)          --       11,521,002
---------------------------------------------------------    ------------------    -----------   ------------

Non-operating income (expense)
  Interest income                                  22,848                  --             --           22,848
  Interest expense                                 (5,331)                 --             --           (5,331)
---------------------------------------------------------    ------------------    -----------   ------------
Non-operating income                               17,517                  --             --           17,517
---------------------------------------------------------    ------------------    -----------   ------------

  Income (loss) before taxes                   11,557,051               (18,532)          --       11,538,519
Provision for income taxes                     (4,144,713)                 --             --       (4,144,713)
---------------------------------------------------------    ------------------    -----------   ------------

Net income (loss)                      $        7,412,338    $          (18,532)   $      --     $  7,393,806
=========================================================    ==================    ===========   ============

Basic and diluted earnings per share   $             0.74    $            (0.00)   $      --     $       0.14
=========================================================    ==================    ===========   ============

Weighted-average common shares
  outstanding                                  10,000,000             6,275,000     37,820,103     54,095,103
=========================================================    ==================    ===========   ============


Zeolite Exploration Company
Consolidated Pro Forma Income Statements
For the Nine Months Ended September 30, 2005 (Unaudited)


                                          For the Nine        For the Nine
                                          Months Ended        Months Ended
                                       September 30, 2005   October 31, 2005
                                           Faith Bloom           Zeolite         Pro Forma     Pro Forma
                                           (Unaudited)         (Unaudited)      Adjustments   (Unaudited)
                                       ------------------   ----------------    -----------   -----------
Revenues                               $       43,773,461   $           --      $      --     $43,773,461

Cost of revenues                               30,100,498               --             --      30,100,498
---------------------------------------------------------   ----------------    -----------   -----------

Gross profit                                   13,672,963               --             --      13,672,963
---------------------------------------------------------   ----------------    -----------   -----------

Operating expenses
  Selling expenses                              1,143,559               --             --       1,143,559
  General and administrative                      686,388             24,672           --         711,060
---------------------------------------------------------   ----------------    -----------   -----------
Total operating expenses                        1,829,947             24,672           --       1,854,619
---------------------------------------------------------   ----------------    -----------   -----------

Income (loss) from operations                  11,843,016            (24,672)          --      11,818,344
---------------------------------------------------------   ----------------    -----------   -----------

Non-operating income
  Interest income                                  56,405               --             --          56,405
---------------------------------------------------------   ----------------    -----------   -----------
Non-operating income                               56,405               --             --          56,405
---------------------------------------------------------   ----------------    -----------   -----------

  Income (loss) before taxes                   11,899,421            (24,672)          --      11,874,749
Provision for income taxes                           --                 --             --            --
---------------------------------------------------------   ----------------    -----------   -----------

Net income (loss)                      $       11,899,421   $        (24,672)   $      --     $11,874,749
=========================================================   ================    ===========   ===========

Basic and diluted earnings per share   $             1.19   $          (0.00)   $      --            0.22
=========================================================   ================    ===========   ===========

Weighted-average common shares
  outstanding                                  10,000,000          6,275,000    3 7,820,103    54,095,103
=========================================================   ================    ===========   ===========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         (a) Articles of Incorporation. Our Articles of Incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         (b) Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law. We have obtained liability insurance for our officers and directors.

         (c) Agreement. We have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of our corporation), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered. All such expenses are estimated except for the SEC registration fee.

         SEC registration fee.............................................$2,286

         Printing expenses................................................$5,000

         Fees and expenses of counsel for the Company....................$75,000

         Fees and expenses of accountants for Company....................$25,000

         Miscellaneous...................................................$10,000

              *Total....................................................$117,286

Item 26.  Recent Sales of Unregistered Securities.

         In the first quarter of 2006, we issued 50,957,603 shares of our common stock in exchange for all of the issued and outstanding shares of capital stock of Faith Bloom Limited, an International Business Company organized under the laws of the British Virgin Islands These securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 thereunder.

Item 27.  Exhibits.

         3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-74670) filed on December 6, 2001

         3.2 Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on February 13, 2006 (incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 14, 2006)

         3.3      Bylaws of the Registrant  incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-74670) filed on December 6, 2001

         5.1      Opinion of Preston Gates Ellis, LLP

         10.1* Financial Advisory Agreement between Eastern Nanomaterials Pte Co., Ltd. and HFG International Co., Ltd., dated as of September 26, 2005, as amended and supplemented on March 29, 2006.

         10.2* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 10, 2002

         10.3* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 12, 2002

         10.4* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 15, 2002

         10.5* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 16, 2002

         10.6* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 20, 2002

         10.7* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 20, 2002

         10.8* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of December 26, 2002

         10.9* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co. Ltd. and Shandong Shengda Chemicals Co. Ltd., dated as of December 26, 2002

         10.10* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co. Ltd. and Shandong Shengda Chemicals Co. Ltd., dated as of December 26, 2002

         10.11* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of January 10, 2003

         10.12* Industrial Product Sales Agreement between Shandong Shengda Chemical Machinery Co., Ltd. and Shandong Shengda Chemicals Co., Ltd., dated as of January 12, 2003

         10.13* Industrial Product Sales Contract between Feicheng Longxin Material Storage & Transportation Co., Ltd. and Shandong Shengda Chemical Co., Ltd. dated as of January 15, 2003

         10.14* Industrial Product Sales Contract between Xintai Quangou Coal Mine and Shandong Shengda Chemical Co., Ltd. dated as of January 15, 2003

         10.15* Industrial Product Sales Contract between Xintai Zhaizhen Coal Mine and Shandong Shengda Chemicals Co., Ltd. dated as of January 19, 2003

         10.16* Industrial Product Sales Contract between Shandong Shengda Chemical Machinery Co., Ltd and Shandong Shengda Chemicals Co., Ltd. dated as of July 5, 2004

         10.17* Joint Research and Development Agreement between Shandong Shengda Technology Co., Ltd and Qingdao University of Science and Technology dated as of September 28, 2004

         10.18* Asset Purchase Agreement between Shandong Shengda Chemical Co., Ltd. and Dongfang Nanomaterials Pte., Ltd. dated as of November 24 2004, as amended and supplemented on February 20, 2005

         10.19* Asset Purchase Agreement between Shandong Shengda Nanomaterials Co., Ltd.. and Dongfang Nanomaterials Pte., Ltd. dated as of November 24 2004, as amended and supplemented on February 20, 2005

         10.20* Joint Technology Development Contract between Shandong Haize Nanomaterials Co., Ltd. and Tsinghua University dated as of January 12, 2005, as supplemented on May 10, 2005

         10.21* Contract on the Joint Development & Application of NPCC by and among Shandong Shengda Technology Co., Ltd, Polymer Modification Research Lab of Qingdao University of Science and Technology and Tsingdao Siwei Chemicals Co., Ltd. dated as of March 4, 2003, as amended on January 31, 2005 to designate Shandong Haize Nanomaterials Co., Ltd as the assignee of Shandong Shengda Technology Co., Ltd.

         10.22* Nano Technology License & Transfer Agreement between Shandong Shengda Technology Co., Ltd. and Shandong Haize Nanomaterials Co., Ltd. dated as of January 6, 2005

         10.23*   Equipment   Leasing   Agreement   between   Shandong   Shengda
                  Technology Co., Ltd and Shandong Bangsheng Chemicals Co., Ltd. dated as of February 20, 2005

         10.24*   Trademark   Transfer   Agreement   between   Shandong  Shengda
                  Technology Co., Ltd and Shandong Haize Nanomaterials Co., Ltd. dated as of February 22, 2005

         10.25*   Trademark   Transfer   Agreement   between   Shandong  Shengda
                  Chemicals Co., Ltd. and Shandong Bangsheng Chemical Co., Ltd. dated as of February 22, 2005

         10.26* Land-use Right and Building Leasing Agreement between Shandong Haize Nanomaterials Co., Ltd. and Shandong Shengda Technology Co., Ltd, Ltd. dated as of February 22, 2005, as amended and supplemented on March 21, 2006

         10.27* Land-use Right and Building Leasing Agreement between Shandong Bangsheng Chemical Co., Ltd. and Shandong Shengda Technology Co., Ltd. dated as of February 22, 2005, as amended and supplemented on March 21, 2006

         10.28* Industrial Product Sales Contract between Shandong Shengda Chemical Machinery Co., Ltd and Shandong Bangsheng Chemicals Co., Ltd. dated as of March 2, 2005

         10.29* Industrial Product Sales Contract between Shandong Taifeng Mining Co., Ltd. and Shandong Bangsheng Chemicals Co., Ltd. dated as of March 5, 2005

         10.30*   Anthracite   Supply  Contract   between   Shandong   Bangsheng
                  Chemicals Co., Ltd. and Jincheng Yapeng Trading Co., Ltd. dated as of March 6, 2005

         10.31* Construction Contract between Shandong Bangsheng Chemicals Co., Ltd. and Chen Houzhi dated as of March 1, 2005

         10.32* Construction Contract between Shandong Bangsheng Chemicals Co., Ltd. and Chen Houzhi dated as of April 1, 2005

         10.33*   Urea  Supply   Contract   between   Shandong   Feida  Chemical
                  Technology Co., Ltd. and Shandong Bangsheng Chemical Co., Ltd. dated as of May 26, 2005

         10.34*   Anthracite    Supply   Contract    between    Shandong   Haize
                  Nanomaterials Co., Ltd. and Feicheng Longxin Material Storage & Transportation Co., Ltd. dated as of June 1, 2005

         10.35* Industrial Product Sales Contract between Shandong Taifeng Mining Co., Ltd. and Shandong Haize Nanomaterials Co., Ltd. dated as of June 13, 2005

         10.36*   Industrial  Product  Sales  Contract  between  Shandong  Haize
                  Nanomaterials  Co.,  Ltd.  and  Dalian  Jinyuan   Construction
                  Plastics Co. dated as of June 19, 2005

         10.37* Industrial Product Sales Contract between Shandong Haize Nanomaterials Co., Ltd. and Zhaoyuan LiAo Rubber Products Co. dated as of August 8, 2005

         10.38* Industrial Product Sales Contract between Shandong Haize Nanomaterials Co., Ltd. and Triangle Tire Co., Ltd dated as of August 10, 2005

         10.39*   Share   Transfer    Agreement   between   Singapore   Dongfang
                  Nanomaterials Pte., Ltd. and Faith Bloom Limited dated as of December 31, 2005

         10.40*   Share   Transfer    Agreement   between   Singapore   Dongfang
                  Nanomaterials Pte., Ltd. and Faith Bloom Limited dated as of December 31, 2005

         10.41*   Lime   Stone   Supply   Contract    between   Shandong   Haize
                  Nanomaterials Co., Ltd. and Laiwu Yujie Stone Materials Factory dated as of March 27, 2005

         10.42* Employment Contract between Shandong Haize Nanomaterials Co., Ltd. and Zhaowei Ma dated as of January 1, 2005

         10.43* Employment Contract between Shandong Bangsheng Chemicals Co., Ltd. and Xiqing Xu dated as of January 1, 2005

         10.44* Loan Agreement among Eastern Nano-Materials Holdings Pte. Ltd., Value Monetization Ltd. and International Factors (Singapore) Ltd. dated as of May 6, 2005, as terminated by two letters from Value Monetization and International Factors (Singapore) Ltd, dated December 30, 2005 and December 29, 2005, respectively.

         10.45* Employment Contract between Shandong Haize Nanomaterials Co., Ltd. and Xukui Chen dated as of January 1, 2005

         10.46* Financing Agreement between HFG International and Eastern Nanomaterials Pte. Co., Ltd., dated as of September 26, 2005, as amended and supplemented on March 29, 2006 to designate Faith Bloom as the assignee for Eastern Nanomaterials Pte. Co., Ltd.

         10.47* Short Term Loan Agreement between Shandong Shengda Chemicals Co., Ltd. and Bank of China Taian Branch, dated as of February 1, 2003

         10.48*   Short   Term   Loan   Agreement   between   Shandong   Shengda
                  Nanomaterials Co., Ltd. and Bank of China, Taian Branch, dated as of January 9, 2003

         10.49* Memorandum of Understanding between Faith Bloom Limited and Shandong Shengda Technology Co., Ltd. dated as of March 21, 2006

         10.50* Engagement Letter of Sterne Agee & Leach, Inc., as managing placement agent, and Global Hunter Securities, as co-placement agent, of up to $15,000,000 of common stock of Faith Bloom Limited, dated as of March 16, 2006

         16.1 Letter from John J. Geib, Chartered Accountant (incorporated by reference to Exhibit 16.1 to Form 8-K filed on March 18,
                  2005)

         16.2     Letter  from   Schwartz   Levitsky   Feldman  LLP,   Chartered
                  Accountants (incorporated by reference to Exhibit 16.2 to Form 8-K filed on March 18, 2005)

         21.1     List of Subsidiaries

         23.1     Consent of Preston Gates Ellis,  LLP, filed as part of Exhibit
                  5.1

         23.2     Consent of Hansen, Barnett & Maxwell

         23.3     Consent of Rotenberg & Co.,LLP

         23.4     Consent of Schwartz Levitsky Feldman, LLP

         23.5     Consent of John J. Geib, Chartered Accountant
--------------
*To be filed by amendment

Item 28.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution.


         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


                  (i)      Any  preliminary  prospectus  or  prospectus  of  the
                           undersigned   registrant  relating  to  the  offering
                           required to be filed pursuant to Rule 424;


                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;


                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and


                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

         (1)      If the registrant is relying on Rule 430B:

                  (i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration  statement  in  reliance  on  Rule  430B
                           relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (2) If the registrant is subject to Rule 430C, include the following:

         Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the
         registration   statement  as  of  the  date  it  is  first  used  after
         effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tai'an City, China on March 31, 2006.

                                       ZEOLITE EXPLORATION COMPANY

                                       By: /s/ Xiangzhi Chen
                                          --------------------------------------
                                          Xiangzhi Chen, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                     Title                              Date
----------                     -----                              ----

/s/ Xiangzhi Chen              Chief Executive Officer and        March 31, 2006
----------------------------   Director
    Xiangzhi Chen              (principal executive officer)

/s/ Anhui Guo                  Chief Financial Officer            March 31, 2006
----------------------------   (principal financial officer and
    Anhui Guo                  principal accounting officer)